Exhibit 1

ROYAL BANK OF CANADA

ANNUAL

INFORMATION

FORM

December 3, 2024

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written or oral forward-looking statements within the meaning of certain securities laws, including the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. We may make forward-looking statements in this 2024 Annual Information Form and in the documents incorporated by reference herein, in other filings with Canadian regulators or the United States (U.S.) Securities and Exchange Commission (SEC), in reports to shareholders, and in other communications. In addition, our representatives may communicate forward-looking statements orally to analysts, investors, the media and others. Forward-looking statements in this document and in the documents incorporated by reference herein include, but are not limited to, statements relating to our financial performance objectives, priorities, vision and strategic goals, the economic, market, and regulatory review and outlook for Canadian, U.S., United Kingdom (U.K.), European and global economies, the regulatory environment in which we operate, the expected impacts of the HSBC Bank Canada (HSBC Canada) transaction, including transaction and integration costs, the Strategic priorities and Outlook sections for each of our business segments as discussed in our 2024 Annual Report for the fiscal year ended October 31, 2024 (2024 Annual Report), the risk environment including our credit risk, market risk, liquidity and funding risk as set out in our 2024 Management’s Discussion and Analysis for the fiscal year ended October 31, 2024 (2024 Management’s Discussion and Analysis) as well as the effectiveness of our risk monitoring, our climate- and sustainability-related beliefs, targets and goals and related legal and regulatory developments as set out in our 2024 Management’s Discussion and Analysis, and include statements made by our President and Chief Executive Officer and other members of management. The forward-looking statements contained in this 2024 Annual Information Form and in the documents incorporated by reference represent the views of management and are presented for the purpose of assisting the holders of our securities and financial analysts in understanding our financial position and results of operations as at and for the periods ended on the dates presented, as well as our financial performance objectives, vision, strategic goals and priorities and anticipated financial performance, and may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “believe”, “expect”, “suggest”, “seek”, “foresee”, “forecast”, “schedule”, “anticipate”, “intend”, “estimate”, “goal”, “commit”, “target”, “objective”, “plan”, “outlook”, “timeline” and “project” and similar expressions of future or conditional verbs such as “will”, “may”, “might”, “should”, “could”, “can” or “would” or negative or grammatical variations thereof.

By their very nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties, both general and specific in nature, which give rise to the possibility that our predictions, forecasts, projections, expectations or conclusions will not prove to be accurate, that our assumptions may not be correct, that our financial performance, environmental & social or other objectives, vision and strategic goals will not be achieved, and that our actual results may differ materially from such predictions, forecasts, projections, expectations or conclusions.

We caution readers not to place undue reliance on our forward-looking statements as a number of risk factors could cause our actual results to differ materially from the expectations expressed in such forward-looking statements. These factors – many of which are beyond our control and the effects of which can be difficult to predict – include, but are not limited to: credit, market, liquidity and funding, insurance, operational, compliance (which could lead to us being subject to various legal and regulatory proceedings, the potential outcome of which could include regulatory restrictions, penalties and fines), strategic, reputation, legal and regulatory environment, competitive and systemic risks and other risks discussed in the risk sections of our 2024 Annual Report, including business and economic conditions in the geographic regions in which we operate, Canadian housing and household indebtedness, information technology, cyber and third-party risks, geopolitical uncertainty, environmental and social risk, digital disruption and innovation, privacy and data related risks, regulatory changes, culture and conduct risks, the effects of changes in government fiscal, monetary and other policies, tax risk and transparency, and our ability to anticipate and successfully manage risks arising from all of the foregoing factors. Additional factors that could cause actual results to differ materially from the expectations in such forward-looking statements can be found in the risk sections of our 2024 Annual Report, as may be updated by subsequent quarterly reports.

We caution that the foregoing list of risk factors is not exhaustive and other factors could also adversely affect our results. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events, as well as the inherent uncertainty of forward-looking statements. Material economic assumptions underlying the forward-looking statements contained in this 2024 Annual Information Form are set out in the Economic, market and regulatory review and outlook section and for each business segment under the Strategic priorities and Outlook headings, as such sections may be updated by subsequent quarterly reports. Assumptions about costs related to post-close consolidation and integration activities were considered in the estimation of transaction and integration costs. Any forward-looking statements contained in this document represent the views of management only as of the date hereof, and except as required by law, we do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf. Additional information about these and other factors can be found in the risk sections of our 2024 Management’s Discussion and Analysis contained in our 2024 Annual Report, as may be updated by subsequent quarterly reports.

TABLE OF CONTENTS

		MD&A Incorporated by Reference
CORPORATE STRUCTURE	1
Name, Address and Incorporation	1
Intercorporate Relationships	1
GENERAL DEVELOPMENT OF THE BUSINESS	1
Three Year History	1	23-27, 194-195*
DESCRIPTION OF THE BUSINESS	3
General Summary	3	23-27, 32-61
Seasonality	3	62-63
Competition	3	32-61
Government Regulation and Supervision – Canada	4
Government Regulation and Supervision – United States	7
Risk Factors	10	66-113
Environmental and Social Policies	10	111-113
DESCRIPTION OF CAPITAL STRUCTURE	10
General Description	10	114-125, 226-229*
Prior Sales	13	114-125, 225-226, 226-229*
Constraints	13
Ratings	14	97
MARKET FOR SECURITIES	15
Trading Price and Volume	15
DIVIDENDS	18	121-123, 226-229*
SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER	18
DIRECTORS AND EXECUTIVE OFFICERS	19
Directors	19
Committees of the Board	20
Executive Officers	21
Ownership of Securities	22
Cease Trade Orders, Bankruptcies, Penalties or Sanctions	22
Conflicts of Interest	23
LEGAL PROCEEDINGS AND REGULATORY ACTIONS	23	236-237*
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	24
TRANSFER AGENT AND REGISTRAR	24
EXPERTS	24
AUDIT COMMITTEE	24
Audit Committee Mandate	24
Composition of Audit Committee	24
Relevant Education and Experience of Audit Committee Members	25
Pre-Approval Policies and Procedures	25
Independent Registered Public Accounting Firm Fees	26
ADDITIONAL INFORMATION	27
TRADEMARKS	27
APPENDIX A – PRINCIPAL SUBSIDIARIES	28
APPENDIX B – EXPLANATION OF RATINGS AND OUTLOOK	29
APPENDIX C – AUDIT COMMITTEE MANDATE	32
APPENDIX D – PRE-APPROVAL POLICIES AND PROCEDURES	38

*Notes 6, 18, 19 and 24 to the 2024 Annual Consolidated Financial Statements for the fiscal year ended October 31, 2024 (2024 Annual Consolidated Financial Statements) for Royal Bank of Canada are incorporated by reference herein.

INFORMATION IS AT OCTOBER 31, 2024, UNLESS OTHERWISE NOTED.

CORPORATE STRUCTURE

Name, Address and Incorporation1

Royal Bank of Canada is a Schedule I bank under the Bank Act (Canada), which constitutes its charter. The Bank was created as Merchants Bank in 1864 and was incorporated under the “Act to Incorporate the Merchants’ Bank of Halifax” assented to June 22, 1869. The Bank changed its name to The Royal Bank of Canada in 1901 and to Royal Bank of Canada in 1990.

The Bank’s corporate headquarters are located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada and its head office is located at 1 Place Ville-Marie, Montreal, Quebec, Canada.

Intercorporate Relationships

Information about intercorporate relationships with principal subsidiaries, including place of incorporation and percentage of securities owned by the Bank, is provided in Appendix A.

GENERAL DEVELOPMENT OF THE BUSINESS

Three Year History

Our business strategies and actions are guided by our vision, “To be among the world’s most trusted and successful financial institutions.” Our three strategic goals are:

•	In Canada, to be the undisputed leader in financial services;
•	In the U.S., to be the preferred partner to institutional, corporate, commercial and high net worth clients and their businesses; and
•	In select global financial centres, to be a leading financial services partner valued for our expertise.

In 2022, the Canadian economy showed growth supported by recovery from the COVID-19 pandemic in the travel and hospitality sectors and increased activity in the oil and gas and mining sectors. RBC reported net income of $15.8 billion, down 2% from 2021. These results reflected lower results in Capital Markets and Insurance, partially offset by higher earnings in Personal & Commercial Banking, Wealth Management and Investor & Treasury Services, as well as lower releases of provisions on performing loans.

In 2023, GDP growth slowed across most advanced economies as headwinds from higher interest rates continued to have a lagged impact. Canadian output in early calendar 2023 was supported by strength in consumer spending and an unexpectedly strong rebound in housing market activity in the spring. The U.S. economy remained resilient with strong consumer spending despite rising interest rates, and employment continued to increase. Bond yields increased substantially as markets demanded higher term premiums and expected central banks to hold policy interest rates higher for longer.

Effective the first quarter of 2023, we simplified our reporting structure by eliminating the Investor & Treasury Services segment and moving our Investor Services business to our Wealth Management segment and our Treasury Services and Transaction Banking businesses to our Capital Markets segment. Effective the fourth quarter of 2023, we moved the Investor Services lending business from our Wealth Management segment to our Capital Markets segment.

1 When we say “we”, “us”, “our”, or “RBC”, we mean Royal Bank of Canada and its subsidiaries, as applicable. References to “the Bank” mean Royal Bank of Canada without its subsidiaries.

In 2023, RBC reported net income of $14.6 billion2, down 8% from the prior year, reflecting lower earnings in Wealth Management, Personal & Commercial Banking and Insurance, which were partially offset by higher results in Capital Markets, and the impact of the Canada recovery dividend and other tax related adjustments in 2023. 2023 also reflected higher provisions on credit losses.

During 2024, RBC made several key executive changes and appointments:

•	Maria Douvas (formerly Chief Legal Officer) became Chief Legal & Administrative Officer

•	Katherine Gibson (formerly Senior Vice President, Enterprise Finance & Controller) became Chief Financial Officer

•	Doug Guzman (formerly Group Head, RBC Wealth Management and Insurance) became Deputy Chair, RBC

•	Neil McLaughlin (formerly Group Head, P&CB) became Group Head, RBC Wealth Management

•	Erica Nielsen (formerly Executive Vice President, Personal Financing Products) became Group Head, RBC Personal Banking

•	Sean Amato-Gauci (formerly Executive Vice President, Business Financial Services) became Group Head, RBC Commercial Banking

•	Jennifer Publicover (formerly CEO of RBC Insurance) became Group Head, RBC Insurance

In addition to the executive appointments, effective the fourth quarter of 2024, the Personal & Commercial Banking segment became two standalone business segments: Personal Banking and Commercial Banking. With this change, RBC Direct Investing moved to the Wealth Management segment.

In 2024, central banks began reducing interest rates from elevated levels as inflation slowed. In Canada, while GDP continued to increase, in aggregate, it has declined on a per-capita basis for six consecutive quarters as of the third calendar quarter of 2024. Unemployment rates remain low across most advanced economies but have increased more substantially in Canada. The U.S. economy remained resilient in calendar 2024 with strong GDP growth, robust consumer spending despite high interest rates and a low unemployment rate. In Europe, unemployment rates remained very low across countries in the Euro area, but GDP growth is slow. In the U.K., GDP growth strengthened over the first half of calendar 2024 but is expected to grow at a slower pace in the second half of the year. Government bond yields have increased after declining into the summer of 2024 as markets await the extent to which central banks will be able to cut interest rates in the year ahead and equity markets have increased to record highs.

RBC reported net income of $16.2 billion in 2024, up 11% from last year, reflecting growth across each of our business segments. 2024 results also reflect the inclusion of HSBC Canada results, which increased net income by $453 million, and include higher provisions on impaired loans, largely in Commercial Banking and Personal Banking.

We continue to monitor and prepare for regulatory developments and changes in a manner that seeks to ensure compliance with new requirements, while mitigating adverse business or financial impacts. Such impacts could result from new or amended laws or regulations and the expectations of those who enforce them. A high level summary of the key regulatory changes that have the potential to increase or decrease our costs and the complexity of our operations is included in the Legal and regulatory environment risk section of our 2024 Annual Report. For a discussion on risk factors resulting from these and other developments which may affect our business and financial results, refer to the risk sections of our 2024 Annual Report. For further details on our framework and activities to manage risks, refer to the risk and Capital management sections of our 2024 Annual Report.

2 This amount has been restated from the amount previously presented as part of the adoption of IFRS 17, effective November 1, 2023. For further details on the impacts of the adoption of IFRS 17 including the description of accounting policies selected, refer to Note 2 of our 2024 Annual Consolidated Financial Statements.

Our acquisitions and dispositions that have influenced the general development of our business over the past three years are summarized in the following table:

Acquisition/Disposition	Key Characteristics
Acquisition of Brewin Dolphin Holdings PLC (2022)	Creates a premier wealth manager in the U.K., Channel Islands and Ireland
Disposition of RBC Investor Services® operations (2023)	Divests RBC Investor Services operations in Europe, Jersey and the U.K to CACEIS, the asset servicing banking group of Crédit Agricole S.A. and Banco Santander, S.A.
Acquisition of HSBC Canada (2024)	Provides the opportunity to enhance existing businesses in line with strategic goals and better positions us to be the bank of choice for commercial clients with international needs, newcomers to Canada and globally connected clients

Additional information can also be found under “Overview and outlook” beginning on page 23 and under “Key corporate events” beginning on page 25 of our 2024 Management’s Discussion and Analysis and in Note 6 “Significant acquisition and disposition” beginning on page 194 of our 2024 Annual Consolidated Financial Statements, which sections and note are incorporated by reference herein.

DESCRIPTION OF THE BUSINESS

General Summary

Royal Bank of Canada is a global financial institution with a purpose-driven, principles-led approach to delivering leading performance. Our success comes from the 98,000+ employees who leverage their imaginations and insights to bring our vision, values and strategy to life so we can help our clients thrive and communities prosper. As Canada’s biggest bank and one of the largest in the world, based on market capitalization, we have a diversified business model with a focus on innovation and providing exceptional experiences to our more than 18 million clients in Canada, the U.S. and 27 other countries.

Our business segments are Personal Banking, Commercial Banking, Wealth Management, Insurance and Capital Markets. Our business segments are supported by Corporate Support.

Additional information about our business and each segment (including segment results) can be found under “Overview and outlook” beginning on page 23 and under “Business segment results” beginning on page 32 of our 2024 Management’s Discussion and Analysis, which sections are incorporated by reference herein.

Seasonality

Information about seasonality is provided under “Quarterly results and trend analysis” beginning on page 62 of our 2024 Management’s Discussion and Analysis, which section is incorporated by reference herein.

Competition

Personal Banking competes with other Schedule 1 banks, independent trust companies, foreign banks, credit unions, caisses populaires and auto financing companies, as well as emerging entrants to the financial services industry, in Canada; other banks, emerging digital banks, trust companies and investment management companies serving retail and corporate clients, as well as public institutions, in the Caribbean; and other Canadian banking institutions that have U.S. operations, in the U.S.

Commercial Banking competes with other Schedule 1 banks, foreign banks, credit unions, auto financing companies, as well as emerging entrants to the financial services industry, in Canada.

Our Canadian Wealth Management business competes with domestic banks and trust companies, investment counselling firms, bank-owned full-service brokerages and boutique brokerages, mutual fund companies and global private banks. In Canada, bank-owned wealth managers continue to be the major players for the HNW/UHNW segment. Our U.S. Wealth Management business (including City National Bank (CNB)) operates in a fragmented and highly competitive industry and competitors include other broker-dealers, commercial banks and other financial institutions that service high net worth and ultra-high net worth individuals, entrepreneurs and their businesses. Our Global Asset Management business faces competition in Canada from banks, insurance companies and asset management organizations; in the U.S. from independent asset management firms, as well as those that are part of national and international banks and insurance companies; and internationally from asset managers that are owned by international banks, as well as national and regional asset managers in the geographies where we serve clients. Competitors to our International Wealth Management business include global wealth managers, traditional private banks and domestic wealth managers. Competitors to our Investor Services business include domestic and international custodians with Canadian entities and operations.

In our Canadian Insurance business, many of our competitors specialize in either life and health, wealth or in property and casualty products. In our International Insurance business we compete in the global reinsurance market which is competitive as there are many participants. Market share is largely held by a small number of reinsurers, with RBC Insurance® continuing to selectively pursue niche opportunities.

Our Capital Markets business is a market leader in Canada with a strategic presence in all lines of capital markets businesses. In North America, competitors include large global investment banks. Outside North America, we have a targeted strategic presence in the U.K. & Europe, Australia, Asia and other markets aligned with our global expertise and compete with global and regional investment banks.

Additional information about our competition can be found under “Business segment results” beginning on page 32 of our 2024 Management’s Discussion and Analysis, which section is incorporated by reference herein.

Government Regulation and Supervision – Canada

The Bank is a “Schedule I” bank under the Bank Act (Canada) (Bank Act), and, as such, is a federally regulated financial institution. It has Canadian insurance and trust and loan company subsidiaries that are also federally regulated financial institutions (FRFI Subsidiaries and, together with the Bank, FRFIs) governed by (respectively) the Insurance Companies Act (Canada) (Insurance Companies Act) and the Trust and Loan Companies Act (Canada) (Trust and Loan Companies Act). The activities of the FRFI Subsidiaries are also regulated under provincial and territorial laws in respect of their activities in the provinces and territories. In certain provinces, some of the Bank’s capital markets and wealth management activities are regulated under provincial securities laws (which are administered and enforced by securities regulatory authorities).

The Office of the Superintendent of Financial Institutions (OSFI), an independent agency of the Government of Canada, is responsible for administering the Bank Act, Trust and Loan Companies Act and Insurance Companies Act and reports to the Minister of Finance (the Minister) for the supervision of the FRFIs. OSFI is required, at least once a year, to examine the affairs and business of each FRFI for the purpose of determining whether the FRFI is complying with the provisions of its governing statute and it is in sound financial condition, and report to the Minister. The FRFIs are also required to make periodic filings and reports to OSFI.

The FRFIs are also subject to regulation under the Financial Consumer Agency of Canada Act (FCAC Act).3 The Financial Consumer Agency of Canada (Agency), among other things, enforces consumer-related provisions of the federal statutes which govern these financial institutions. The Commissioner of the Agency must report to the Minister on all matters connected with the administration of the FCAC Act and consumer provisions of other federal statutes, including the Bank Act, Trust and Loan Companies Act and Insurance Companies Act. The FRFIs are also subject to provincial and territorial laws of general application.

The Bank and the following subsidiaries are member institutions of the Canada Deposit Insurance Corporation (CDIC): Royal Trust Corporation of Canada, The Royal Trust Company, Royal Bank Mortgage Corporation and RBC Investor Services Trust. CDIC insures certain deposits held at its member institutions. Under the Bank Act, the Bank is prohibited from engaging in or carrying on any business other than the business of banking, except as permitted under that statute. The business of banking includes providing any financial services; acting as a financial agent; providing investment counselling services and portfolio management services; issuing payment, credit or charge cards; and operating payment, credit or charge card plans.

The Bank has broad powers to invest in securities of other corporations and entities but is limited in making “substantial investments” in or in controlling certain types of entities. A “substantial investment” will arise through direct or indirect beneficial ownership of voting shares carrying more than 10 per cent of the voting rights attached to all outstanding voting shares of a corporation, shares representing more than 25 per cent of the shareholders’ equity in a corporation or interests representing more than 25 per cent of the ownership interests in any unincorporated entity. The Bank can make controlling, and in certain circumstances, non-controlling substantial investments in certain entities in accordance with the investment provisions under the Bank Act. Some substantial investments may be made only with the prior approval of the Minister or the Superintendent of Financial Institutions (the Superintendent).

Each FRFI is also required to maintain, in relation to its operations, adequate capital and liquidity, and OSFI may direct financial institutions to increase capital and/or to provide additional liquidity.

The Proceeds of Crime (Money Laundering) and Terrorist Financing Act (the PCMLTA) is applicable to all of our businesses in Canada. The PCMLTA implements specific measures designed to detect and deter money laundering and the financing of terrorist activities. Further, the PCMLTA sets out obligations related to deterring and detecting money laundering and terrorist financing from a global perspective, in order to minimize the possibility that RBC could become a party to these activities. RBC has enterprise-wide anti-money laundering policies and procedures which assist in reducing the risk of facilitating money laundering and terrorist financing activities.

Bail-in Regime

Canada has a bank recapitalization regime (the Bail-in Regime) for domestic systemically important banks, including the Bank. Under the Canada Deposit Insurance Corporation Act, in circumstances where the Bank has ceased, or is about to cease, to be viable, the Governor in Council may, upon recommendation of the Minister that they are of the opinion that it is in the public interest to do so, by order:

•	vest in CDIC the shares and subordinated debt of the Bank specified in the order (a vesting order);

•	appoint CDIC as receiver in respect of the Bank (a receivership order);

•

if a receivership order has been made, direct the Minister to incorporate a federal institution designated in the order as a bridge institution wholly-owned by CDIC and specifying the date and time as of which the Bank’s deposit liabilities are assumed (a bridge bank order); or

3 For the Bank’s trust subsidiaries, only their retail deposit taking activities are subject to regulation under the FCAC Act.

•

if a vesting order or receivership order has been made, direct CDIC to carry out a conversion, by converting or causing the Bank to convert, in whole or in part – by means of a transaction or series of transactions and in one or more steps – the shares and liabilities of the Bank that are subject to the Bail-in Regime into common shares of the Bank or any of its affiliates (a conversion order).

Upon the making of a conversion order, prescribed shares and liabilities under the Bail-in Regime that are subject to that conversion order will, to the extent converted, be converted into common shares of the Bank or any of its affiliates, as determined by CDIC. Subject to certain exceptions, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number is subject to a bail-in conversion. For a description of Canadian bank resolution powers and the consequent risk factors attaching to certain liabilities of the Bank reference is made to rbc.com/investor-relations/_assets-custom/pdf/bail-in-overview.pdf.

Broker-Dealer/Advisory/Investment Fund Management Subsidiaries

The activities of certain of the Bank’s subsidiaries, such as RBC Dominion Securities Inc., RBC Direct Investing Inc., Royal Mutual Funds Inc., RBC Global Asset Management Inc., Phillips, Hager & North Investment Funds Ltd., RBC Phillips, Hager & North Investment Counsel Inc. and RBC InvestEase Inc., which act as securities dealers (including investment dealers, mutual fund dealers and exempt market dealers), advisers (portfolio managers) and/or investment fund managers are regulated in Canada under provincial and territorial securities/commodity futures/derivatives laws (which are administered and enforced by the applicable securities regulatory authorities) and, for investment dealers and mutual fund dealers, by the rules of the Canadian Investment Regulatory Organization (CIRO). The Bank’s subsidiaries that are CIRO dealer members are also members of the Canadian Investor Protection Fund, which protects, within specified limits, customers’ accounts against certain losses of customer property held by CIRO dealer members that become insolvent.

Insurance

The activities of the Bank’s regulated Canadian insurance subsidiaries, RBC Life Insurance Company (RBC Life) and RBC Insurance Company of Canada (RICC), are federally governed by the Insurance Companies Act and by provincial legislation in each province and territory in which they carry on business. In addition, the Bank Act sets out a framework for insurance activities that the Bank may or may not carry out. The Bank may administer, promote and provide advice in relation to certain authorized types of insurance and may conduct any aspect of the business of insurance, other than the underwriting of insurance, outside of Canada and in respect of risks outside Canada. However, in Canada, the Bank may not act as agent for any person in the placing of insurance. The Bank can promote an insurance company, agent or broker or non-authorized types of insurance (e.g. life and home and automobile insurance) to certain prescribed groups where the promotion takes place outside of physical bank branches. Additionally, and subject to applicable restrictions under the Bank Act, RBC Wealth Management Financial Services Inc., a wholly owned indirect subsidiary of the Bank, is licensed under applicable provincial and territorial laws to sell insurance products, including individual and group life and living benefits insurance along with money products such as annuities and segregated funds, for both related and independent insurance companies in Canada.

RBC Life is a member of Assuris, which is a not-for-profit organization that protects Canadian life insurance policyholders against loss of benefits due to the financial failure of a member company. RICC is a member of the Property and Casualty Insurance Compensation Corporation, which is the corporation protecting Canadian property and casualty policyholders against loss of benefits due to the financial failure of a member company.

RBC Insurance Agency Ltd. and RBC Commercial Insurance Agency Inc., wholly owned indirect Bank subsidiaries, are licensed insurance agencies that distribute insurance products underwritten by non-RBC entities. These products include home and auto insurance and commercial insurance that are underwritten by an unaffiliated insurance company.

Government Regulation and Supervision – United States

Banking

In the U.S., the Bank is characterized as a foreign banking organization (FBO). Generally, the operations of an FBO and its U.S. subsidiaries and offices are subject to the same comprehensive regulatory regime that governs the operations of U.S. domestic banking organizations. The Bank’s U.S. businesses are subject to supervision and oversight by various U.S. authorities, including federal and state regulators, as well as self-regulatory organizations.

Under the International Banking Act of 1978, as amended (IBA) and the Bank Holding Company Act of 1956, as amended (BHCA), all of the Bank’s U.S. banking operations are subject to supervision and regulation by the Board of Governors of the Federal Reserve System (Federal Reserve). Under the IBA, the BHCA, and related regulations of the Federal Reserve, the Bank generally may not open a branch, agency or representative office in the U.S., nor acquire five per cent or more of the voting stock of any U.S. bank or BHC, without notice to or prior approval of the Federal Reserve. The Federal Reserve is the U.S. “umbrella regulator” responsible for supervision and oversight of the Bank’s consolidated U.S. activities. The Federal Reserve consults with and obtains information from other prudential and functional U.S. regulators that exercise supervisory authority over the Bank’s various U.S. operations. Reports of financial condition and other information relevant to the Bank’s U.S. businesses are regularly filed with the Federal Reserve.

In 2000, the Bank became a U.S. FHC, as authorized by the Federal Reserve. Pursuant to the Gramm-Leach-Bliley Act of 1999, as amended, an FHC may engage in, or acquire companies engaged in, a broader range of financial and related activities than are permitted to banking organizations that do not maintain FHC status. To qualify as an FHC, the Bank, as an FBO and BHC, must meet certain capital requirements and must be deemed to be “well managed” for U.S. bank regulatory purposes. In addition, any U.S. depository institution subsidiaries of the FBO or BHC must also meet certain capital requirements and be deemed to be “well managed” and must have at least a “satisfactory” rating under the Community Reinvestment Act of 1977, as amended. An FBO must meet several conditions in order to maintain “well managed” status for U.S. bank regulatory purposes: (i) the FBO must have received a composite regulatory rating of “satisfactory” or better for its U.S. branch, agency and commercial lending company operations following its last regulatory examination, (ii) the FBO’s home country supervisor must consent to it expanding its activities in the U.S. to include activities permissible for a financial holding company (FHC), (iii) the FBO’s management must meet standards comparable to those required for a U.S. bank subsidiary of an FHC and (iv) each U.S. depository institution subsidiary of the FBO and/or bank holding company (BHC) must be deemed to be “well managed”, which is based on regulatory examination ratings.

The Federal Reserve, however, has the authority to limit an FHC’s ability to conduct activities that would otherwise be permissible if the FHC or any of its U.S. depositary institution subsidiaries does not satisfactorily meet certain capital requirements or is not deemed to be “well managed”. In such cases, the Federal Reserve may impose corrective capital and/or managerial requirements, as well as additional limitations or conditions. If the deficiencies persist, the FHC may be required to divest its U.S. depository institution subsidiaries or to cease engaging in activities other than the business of banking and certain closely related activities. If any insured depository institution subsidiary of an FHC fails to maintain at least a “satisfactory” rating under the Community Reinvestment Act of 1977, as amended, the FHC would be subject to restrictions on certain new activities and acquisitions.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) was enacted. The statute effected significant changes to U.S. financial regulations and required rulemaking by the U.S. financial regulators, with material cross-border implications. Section 165 of the Dodd-Frank Act required the Federal Reserve to establish Enhanced Prudential Standards for Foreign Banking Organizations (Regulation YY). Amongst other regulatory requirements, Regulation YY required the Bank to establish an intermediate holding company (IHC) organized under U.S. law. The IHC is required to hold, directly or indirectly, the Bank’s entire ownership interest in its U.S. insured depository institution subsidiaries and other U.S. subsidiaries (excluding so called section 2(h)(2) companies and branch subsidiaries acquired by debt previously contracted). The Bank has established a two-tier BHC structure in the U.S., consisting of RBC US Group Holdings LLC (RIHC), its top-tier BHC, as the Bank’s IHC and the parent of RBC USA Holdco Corporation, the parent of most of the Bank’s U.S. subsidiaries. Both RIHC and RBC USA Holdco Corporation are BHCs and FHCs. The Bank fulfills its Regulation YY regulatory requirements through RIHC, which include capital adequacy, capital planning and stress testing, risk management and governance, liquidity and liquidity stress testing, financial regulatory reporting and other requirements that are similar to, or the same as, those applicable to U.S. domestic BHCs that are similarly categorized under the rules that tailor enhanced prudential standards for FBOs and large U.S. banking organizations. In addition, the Bank is registered as a “Swap Dealer” with the U.S. Commodity Futures Trading Commission (CFTC) and the National Futures Association (NFA) and as a “Security-Based Swap Dealer” with the SEC.

The USA PATRIOT Act of 2001, as amended, which amended the Bank Secrecy Act (BSA) of 1970, as amended (the Act), requires U.S. banks and certain other financial institutions with U.S. operations to maintain appropriate policies, procedures and controls reasonably designed to comply with the Act, including, as applicable, anti-money laundering compliance programs, suspicious activity and currency transaction reporting and other obligations including due diligence on customers to prevent, detect and report individuals and entities involved in money laundering and the financing of terrorism. In January 2021, the Anti-Money Laundering Act of 2020 (AMLA), which also amended the Act, was enacted. The AMLA was intended to comprehensively reform and modernize U.S. anti-money laundering laws. In September 2022, the U.S. Department of Treasury’s Financial Crimes Enforcement Network (FinCEN) issued a final rule implementing the beneficial ownership information (BOI) reporting requirements under the Corporate Transparency Act, which was part of the AMLA. The BOI rule, which went into effect January 1, 2024, implemented sweeping beneficial owner disclosure requirements applicable to U.S. companies and foreign companies doing business in the U.S., subject to certain exceptions. The BOI rule is the first of three related rulemakings. On December 21, 2023, FinCEN issued a final rule regarding authorized access to the BOI system (access rule) which provides the circumstances when the BOI may be disclosed to federal agencies, regulators and financial institutions and how that BOI must be protected. To date, Financial Institutions have not been provided access to BOI information. On August 28, 2024, the Financial Crimes Enforcement Network (FinCEN) issued a final rule that will impose new anti-money laundering and countering terrorism financing (AML/CFT) program requirements on registered investment advisers and exempt reporting advisers (collectively, Covered IAs) by, among other things, including Covered IAs within the definition of “financial institution” under the BSA. The new AML/CFT rule takes effect on January 1, 2026. In addition, FinCEN proposed a Rule to Strengthen and Modernize Financial Institution Programs Designed to Fight Money Laundering and Terrorist Financing. Its purpose is to strengthen and modernize financial institutions’ anti-money laundering and countering the financing of terrorism (AML/CFT) programs. A final remaining rulemaking is expected to address required revisions to FinCEN’s Customer Due Diligence rule. Several other provisions of the AMLA require additional rulemakings, reports and other measures.

The Bank maintains two branches in New York that are licensed and supervised as full federal branches with fiduciary licenses by the Office of the Comptroller of the Currency (OCC), the U.S. supervisor of national banks. In general, the Bank’s branches may exercise the same rights and privileges, and are subject to the same restrictions, as would apply to a U.S. national bank at the same location(s). The Bank’s branches may accept wholesale deposits, but may not take U.S. domestic retail deposits outside of an available exemption. Deposits in the Bank’s branches are not insured by the Federal Deposit Insurance Corporation (FDIC). The Bank also maintains a limited federal branch in Jersey City, New Jersey which may exercise the same rights and privileges as the Bank’s New York federal branches except that it generally can only take deposits from non-U.S. sources.

The OCC examines and supervises the Bank’s U.S. branch office/agency’s activities and operations. In addition, the Bank’s U.S. branches are required to maintain a capital equivalency deposit in their state(s) of residence, which deposits are pledged to the OCC. Furthermore, the Bank’s U.S. branch offices are subject to supervisory guidance based on the examiners’ assessment of risk management, operational controls, compliance and asset quality.

The Bank also maintains a state-licensed agency in Texas and state-licensed representative offices in California, Delaware and Texas. In general, the activities conducted at the Bank’s agency include a broad range of banking powers, including lending and maintaining credit balances, but agencies are limited in their ability to accept deposits from citizens or residents of the U.S. Further limitations may be placed on such agencies’ activities based on state laws. The activities conducted at the representative offices are limited to representational and administrative functions; such representative offices do not have authority to make credit decisions and may not solicit (depending on state laws) or contract for any deposit or deposit-like liability. The representative offices are examined and assessed by both the Federal Reserve and state regulators and are required to adhere to any applicable state regulations.

Banking activities are also conducted at CNB and RBC Bank (Georgia), National Association (RBC Bank), both of which are national banking associations chartered by the OCC. CNB and RBC Bank are members of the Federal Reserve. The OCC serves as the primary federal prudential regulator of CNB and RBC Bank. As U.S. banks, CNB and RBC Bank are allowed to take retail deposits, and they offer retail and commercial banking services, including deposit and credit services, such as consumer lending products (including credit card and mortgage loans), and business and commercial loans. CNB and RBC Bank are subject to capital requirements, dividend restrictions, limitations on investments and subsidiaries, limitations on transactions with affiliates (including the Bank and its branches), deposit reserve requirements and other requirements administered by the OCC and the Federal Reserve. Deposits at CNB and RBC Bank are FDIC-insured to the extent applicable. CNB and RBC Bank are also required to comply with applicable consumer protection laws and regulations such as those promulgated by the Consumer Financial Protection Bureau, an independent agency created under the Dodd-Frank Act. As an OCC chartered U.S. national bank, CNB also has fiduciary powers and offers trust and investment management services.

CNB also conducts trust and investment management activities through CNB’s wholly-owned subsidiary, RBC Trust Company (Delaware) Limited (RBC Trust). RBC Trust is a Delaware trust company chartered and supervised by the Delaware State Bank Commissioner and, as a BHC subsidiary, is subject to oversight by the Federal Reserve. RBC Trust is subject to dividend restrictions, limitations on investments and other applicable state banking law requirements.

Broker-Dealer Activities and Broker-Dealer Subsidiaries

The securities brokerage, trading and investment banking activities are conducted by and through the following U.S.-registered broker-dealer subsidiaries:

•	RBC Capital Markets, LLC (RBC CM LLC),
•	RBC CMA LTD.,
•	City National Securities, Inc., and
•	CNR Securities, LLC.

The SEC, state securities regulators, the Financial Industry Regulatory Authority and other self-regulatory organizations regulate these broker-dealer subsidiaries. Certain activities of RBC CM LLC and RBC CMA LTD. are also subject to regulation by the CFTC and the NFA. Pursuant to the Dodd-Frank Act, RBC CM LLC is registered as a “Swaps Firm” with the NFA. Certain activities of RBC CM LLC are subject to regulation by the Municipal Securities Rulemaking Board.

Investment Management and Other Fiduciary Activities

The Bank’s New York branches have fiduciary powers, under which these branches conduct investment management and custody activities for certain customers. In addition, other affiliates are involved in the business of investment management. In many cases, these activities require that the affiliates be registered with the SEC as investment advisers under the U.S. Investment Advisers Act of 1940, as amended (Advisers Act). The Advisers Act and related rules regulate the registration and activities of investment advisers. Although the regulatory regime for investment advisers is similar in some ways to that for broker-dealers, the standard of conduct is higher due to the advisers’ status as fiduciaries.

The following entities are the Bank’s subsidiaries that are registered as “investment advisers” with the SEC:

•	RBC CM LLC,
•	RBC Global Asset Management (U.S.) Inc. (GAM),
•	RBC Global Asset Management (UK) Limited (GAM UK),
•	RBC Private Counsel (USA) Inc.,
•	City National Rochdale, LLC (CNR), and
•	City National Securities, Inc.

GAM and CNR also each sponsor and act as the adviser to U.S. mutual funds. The U.S. Investment Company Act of 1940, as amended, and related rules regulate the registration and operation of mutual funds and certain activities of the funds’ advisers and other affiliates and certain of the funds’ other service providers. Certain activities of GAM UK and GAM are also subject to regulation by the CFTC and the NFA.

ERISA and the Internal Revenue Code

The U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA), and its related rules regulate, among other things, the activities of the financial services industry with respect to pension plan clients. Similarly, the U.S. Internal Revenue Code of 1986, as amended, and the regulations implemented thereunder impose requirements with respect to such clients and also individual retirement accounts (IRAs). Brokers, dealers and investment advisers to pension plans and IRAs must conduct their business in compliance with both ERISA and applicable tax regulations.

Risk Factors

A discussion of risks affecting us and our businesses appears under the headings “Risk management”, “Principal risks” and “Overview of other risks” from pages 66-113 of our 2024 Management’s Discussion and Analysis, which discussions are incorporated by reference herein.

Environmental and Social Policies

The Bank’s Environmental, Social and Governance (ESG) reporting outlines how we approach ESG ambitions and other ESG matters. Information about our ESG reporting is available on the Bank’s website at rbc.com/esgreporting. Additional information about our environmental and social risk policies can be found under “Overview of other risks – Environmental and social risk” beginning on page 111 of our 2024 Management’s Discussion and Analysis, which section is incorporated by reference herein.

DESCRIPTION OF CAPITAL STRUCTURE

General Description

The Bank’s authorized share capital consists of an unlimited number of common shares without nominal or par value; an unlimited number of first preferred shares without nominal or par value, provided that the first preferred shares outstanding at any time shall have been issued for a maximum aggregate consideration of $30 billion; and an unlimited number of second preferred shares, without nominal or par value, which may be issued for a maximum aggregation consideration of $5 billion.

The Bank may also issue an unlimited amount of Limited Resource Capital Notes (LRCNs), which are compound instruments with both equity and liability features. The following summary of share capital and LRCNs is qualified in its entirety by the Bank’s by-laws and the actual terms and conditions of such shares and LRCNs.

Common Shares

The holders of the Bank’s common shares are entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class, other than common shares, or series of shares are entitled to vote. The holders of common shares are entitled to receive dividends as and when declared by the board of directors, subject to the preference of the preferred shares. After payment to the holders of the preferred shares of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of the common shares will be entitled to receive any remaining property upon liquidation, dissolution or winding-up.

Preferred Shares

First preferred shares may be issued, from time to time, in one or more series with such rights, privileges, restrictions and conditions as the board of directors may determine, subject to the Bank Act and to the Bank’s by-laws. The first preferred shares are entitled to preference over any second preferred shares (discussed below) and common shares and over any other shares ranking junior to the first preferred shares with respect to the payment of dividends and in the distribution of property in the event of liquidation, dissolution or winding-up.

As at December 3, 2024, Non-Cumulative First Preferred Shares Series BD, BF, BH, BI, BO, BQ, BR, BS, BT, BU, BV, BW and BX are outstanding. The Non-Cumulative First Preferred Shares Series BD, BF, BH, BI and BO are listed on the Toronto Stock Exchange. The Non-Cumulative First Preferred Shares Series BQ, BR, BS, BT, BU, BV, BW and BX are not listed on an exchange. On November 7, 2023, we redeemed all of our issued and outstanding Non-Cumulative First Preferred Shares Series C-2 (the Series C-2 Preferred Shares). The Bank’s Depositary Shares representing interests in the Series C-2 Preferred Shares were listed on the New York Stock Exchange. On May 24, 2024, we redeemed all of our issued and outstanding Non-Cumulative First Preferred Shares Series AZ. On August 24, 2024, we redeemed all of our issued and outstanding Non-Cumulative First Preferred Shares Series BB.

Effective January 1, 2013, in accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including first preferred shares, must include terms providing for the full and permanent conversion of such securities into common shares upon the occurrence of certain trigger events relating to financial viability (the Non-Viability Contingent Capital requirements) in order to qualify as regulatory capital. All outstanding capital instruments that do not meet the Non-Viability Contingent Capital requirements are considered non-qualifying capital instruments and have been phased out. The Non-Cumulative First Preferred Shares Series BD, BF, BH, BI, BO, BQ, BR, BS, BT, BU, BV, BW and BX contain non-viability contingent capital provisions necessary to qualify as Tier 1 regulatory capital under Basel III and are therefore convertible into common shares upon the occurrence of a non-viability contingent capital trigger event.

We are prohibited by the Bank Act from declaring or paying any dividends on our preferred or common shares when we are, or would be placed as a result of the declaration, in contravention of the capital adequacy and liquidity regulations or any regulatory directives issued under the Bank Act. We may not pay dividends on our common shares or redeem, purchase or otherwise retire common shares or preferred shares at any time without the approval of the holders of outstanding first preferred shares unless all dividends to which first preferred shareholders are then entitled have been declared and paid or set apart for payment.

The Non-Cumulative First Preferred Shares Series BT, BU and BW were respectively issued on November 5, 2021, January 25, 2024 and July 24, 2024 to certain institutional investors.

The Non-Cumulative First Preferred Shares Series BQ, BR, BS, BV and BX (the LRCN Preferred Shares) were respectively issued on July 28, 2020, November 2, 2020, June 8, 2021, April 24, 2024 and November 1, 2024 in connection with the Bank’s concurrent issuances of LRCNs. The LRCN Preferred Shares are held by Computershare Trust Company of Canada as trustee (the Trustee) for Leo LRCN Limited Recourse Trust™ (the Limited Recourse Trust). In certain circumstances, including non-payment of interest on, principal of or redemption price for the LRCNs when due, or the occurrence of an event of default or a non-viability contingent capital trigger event, the Trustee of the Limited Recourse Trust will deliver to holders of LRCNs their proportionate share of the Limited Recourse Trust’s assets, which will consist of the LRCN Preferred Shares except in limited circumstances, in full satisfaction of the Bank’s obligations under the LRCNs.

For so long as the LRCN Preferred Shares are held by the Trustee on behalf of the Limited Recourse Trust, such shares will not be entitled to receive dividends.

On November 2, 2015, in connection with the merger of CNB with and into RBC USA Holdco Corporation, the Bank issued Non-Cumulative First Preferred Shares Series C-1 and C-2 in exchange for two series of outstanding CNB preferred stock. Neither series remains outstanding as of December 3, 2024.

Second preferred shares may be issued, from time to time, in one or more series with such rights, privileges, restrictions and conditions as the board of directors may determine, subject to the Bank Act and to the Bank’s by-laws. There are no second preferred shares currently outstanding. Second preferred shares would rank junior to the first preferred shares. Second preferred shares would be entitled to preference over the common shares and over any other shares ranking junior to the second preferred shares with respect to the payment of dividends and in the distribution of property in the event of our liquidation, dissolution or winding-up.

Holders of the first and second preferred shares are not entitled to any voting rights as a class except as provided under the Bank Act or the Bank’s by-laws. Under the Bank Act, the Bank may not create any other class of shares ranking equal with or superior to a particular class of preferred shares, increase the authorized number of, or amend the rights, privileges, restrictions or conditions attaching to such class of preferred shares, without the approval of the holders of that class of preferred shares.

Any approval to be given by the holders of the first and second preferred shares may be given in writing by the holders of not less than all of the outstanding preferred shares of each class or by a resolution carried by the affirmative vote of not less than 66 2⁄3 per cent of the votes cast at a meeting of holders of each class of preferred shares at which a quorum is represented. A quorum at any meeting of holders of each class of preferred shares is 51 per cent of the shares entitled to vote at such meeting, except that at an adjourned meeting there is no quorum requirement.

Limited Recourse Capital Notes

LRCNs are the Bank’s direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and are intended to qualify as our additional Tier 1 capital within the meaning of the regulatory capital adequacy requirements to which we are subject. The LRCNs are not deposits insured under the Canada Deposit Insurance Corporation Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking institution.

In the event of a non-payment by the Bank of the principal amount of, interest on or redemption price for the LRCNs when due, the sole remedy of holders of LRCNs shall be the delivery of the LRCN Preferred Shares held by the Trustee for the Limited Recourse Trust.

If the Bank becomes insolvent or is wound-up, the LRCNs will rank (i) subordinate in right of payment to the prior payment in full of all outstanding deposit liabilities of the Bank including certain subordinated indebtedness (within the meaning of the Bank Act); and (ii) in right of payment equally with and not prior to the Bank’s indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, the LRCNs (other than the Bank’s indebtedness which by its terms ranks subordinate to the LRCNs) and will be subordinate in right of payment to the claims of our depositors and other unsubordinated creditors, provided that in any such case and in case of the Bank’s non-payment of the principal amount of, interest on or redemption price for the LRCNs when due, the sole remedy of the holders of the LRCNs shall be the delivery of the LRCN Preferred Shares held by the Trustee for the Limited Recourse Trust.

Holders of LRCNs are not entitled to any voting rights, other than in certain limited circumstances.

Additional information about the Bank’s share capital can be found under “Capital management” beginning on page 114 of our 2024 Management’s Discussion and Analysis and in Note 19 “Equity” beginning on page 226 of our 2024 Annual Consolidated Financial Statements, which section and note are incorporated by reference herein.

Prior Sales

From time to time, the Bank issues principal at risk notes, securities for which the amount payable at maturity is determined by reference to the price, value or level of an underlying interest such as a stock index, an exchange traded fund or a notional portfolio of equities or other securities. In addition, the Bank periodically issues subordinated debt, preferred shares and other equity instruments which are not listed or quoted on a marketplace.

For information about the Bank’s issuances of subordinated debentures, Limited Recourse Capital Notes and other equity instruments since October 31, 2023, see the “Capital management” section beginning on page 114 of our 2024 Management’s Discussion and Analysis, Note 18 “Subordinated debentures” beginning on page 225 and Note 19 “Equity” beginning on page 226 of our 2024 Annual Consolidated Financial Statements, which section and notes are incorporated by reference herein.

Constraints

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of shares of a chartered bank. The following is a summary of several key restrictions.

No person may be a major shareholder of a bank having equity of $12 billion or more (which includes the Bank). A person is a major shareholder if:

(a)

the aggregate of the shares of any class of voting shares of the Bank beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20 per cent of the outstanding shares of that class of voting shares, or

(b)

the aggregate of shares of any class of non-voting shares of the Bank beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30 per cent of the outstanding share of that class of non-voting shares.

Additionally, no person may have a significant interest in any class of shares of a bank (including the Bank) unless the person first receives the approval of the Minister. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10 per cent of all of the outstanding shares of that class of shares of such bank.

The Bank Act also prohibits a bank from purchasing or redeeming any of its shares or paying any dividends if there are reasonable grounds for believing the bank is, or the payment would cause the bank to be, in contravention of the Bank Act requirement to maintain, in relation to its operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of the Superintendent in relation thereto. Under the Bank Act, the Bank cannot redeem or purchase any shares for cancellation unless the prior consent of the Superintendent has been obtained.

Subject to certain exceptions, the Bank Act also prohibits the registration of a transfer or issue of any shares of a Canadian bank to any government or government agency of Canada or any province of Canada, or to any government of any foreign country, or any political subdivision, or agency of any foreign country.

Ratings

Our ability to access unsecured funding markets and to engage in certain collateralized business activities on a cost-effective basis is primarily dependent upon maintaining competitive credit ratings. Credit ratings and outlooks provided by rating agencies reflect their views and methodologies. Our credit ratings are largely determined by the rating agencies’ assessment of the quality of our earnings, the adequacy of our capital and the effectiveness of our risk management programs. Ratings are subject to change, based on a number of factors including, but not limited to, our financial strength, competitive position, liquidity and other factors not completely within our control. There can be no assurance that our credit ratings and rating outlooks will not be lowered or that rating agencies will not issue adverse commentaries about us, potentially resulting in adverse consequences for our funding capacity or access to capital markets.

A lowering of our credit ratings may also affect our ability, and the cost, to enter into normal course derivative or hedging transactions and may require us to post additional collateral under certain contracts. However, we estimate, based on periodic reviews of ratings triggers embedded in our existing businesses and of our funding capacity sensitivity, that a minor downgrade would not materially influence our liability composition, funding access, collateral usage and associated costs.

As at December 3, 2024, RBC had the following ratings from the rating agencies listed below:

	RATING CLASS*	RATING	RANK**
Moody’s Investors Service, Inc. ǂ	Legacy Senior Long-term Debt[1]	Aa1	2 of 21
	Senior Long-term Debt[2]	A1	5 of 21
	Short-term Debt	P-1	1 of 4
	Subordinated Debt	A3	7 of 21
	NVCC Subordinated Debt	A3 (hyb)	7 of 21
	NVCC Preferred Shares	Baa2 (hyb)	9 of 21
	NVCC Limited Recourse Capital Notes	Baa2 (hyb)	9 of 21
Outlook – Stable
S&P Global Ratings ǂ	Legacy Senior Long-term Debt[1]	AA-	4 of 22
	Senior Long-term Debt[2]	A	6 of 22
	Short-term Debt	A-1+	1 of 7
	Subordinated Debt	A	6 of 22
	NVCC Subordinated Debt	A-	7 of 22
	NVCC Preferred Shares	BBB	9 of 22
	NVCC Limited Recourse Capital Notes	BBB	9 of 22
Outlook – Stable
Fitch Ratings ǂ	Legacy Senior Long-term Debt[1]	AA	3 of 23
	Senior Long-term Debt[2]	AA-	4 of 23
	Short-term Debt	F1+	1 of 8
	Subordinated Debt	A	6 of 23
	NVCC Subordinated Debt	A	6 of 23
	NVCC Preferred Shares	BBB+	8 of 23
	NVCC Limited Recourse Capital Notes	BBB+	8 of 23
Outlook – Stable
Morningstar DBRS ǂ	Legacy Senior Long-term Debt[1]	AA (high)	2 of 23
	Senior Long-term Debt[2]	AA	3 of 23
	Short-term Debt	R-1 (high)	1 of 10
	Subordinated Debt	AA (low)	4 of 23
	NVCC Subordinated Debt	A	6 of 23
	NVCC Preferred Shares	Pfd-2 (high)	4 of 16
	NVCC Limited Recourse Capital Notes	A (low)	7 of 23
Outlook – Stable

*	Our rating classes may differ from the rating category nomenclatures used by the rating agencies.
**	Relative rank of each rating within the organization’s overall classification system.
[1]	Includes senior long-term debt issued prior to September 23, 2018 and senior long-term debt issued on or after September 23, 2018, which is excluded from the Bail-in Regime.
[2]	Includes senior long-term debt issued on or after September 23, 2018, which is subject to conversion under the Bail-in Regime.

A definition of the categories of each rating as at December 3, 2024 has been obtained from the respective rating agency’s website and is outlined in Appendix B, and a more detailed explanation may be obtained from the applicable rating agency.

On June 11, 2024, Fitch Ratings affirmed our ratings with a stable outlook.

On May 10, 2024, Morningstar DBRS affirmed our ratings with a stable outlook.

On June 25, 2024, S&P Global Ratings affirmed our ratings with a stable outlook.

On October 8, 2024, Moody’s Investors Service, Inc. affirmed our ratings with a stable outlook.

Credit ratings, including stability or provisional ratings (collectively, Ratings) are not recommendations to purchase, sell or hold a financial obligation inasmuch as they do not comment on market price or suitability for a particular investor. Ratings may not reflect the potential impact of all risks on the value of securities. In addition, real or anticipated changes in the rating assigned to a security will generally affect the market value of that security. Ratings are determined by the rating agencies based on criteria established from time to time by them and are subject to revision or withdrawal at any time by the rating organization. Each Rating listed in the table above should be evaluated independently of any other Rating applicable to our debt and preferred shares. As is customary, RBC pays rating agencies to assign Ratings for the parent company as well as our subsidiaries, and for certain other services.

Additional information about Ratings is provided under “Principal risks – Liquidity and funding risk – Credit ratings” on page 97 of our 2024 Management’s Discussion and Analysis, which section is incorporated by reference herein.

MARKET FOR SECURITIES

Trading Price and Volume

The Bank’s common shares are listed on the Toronto Stock Exchange (TSX) in Canada and the New York Stock Exchange (NYSE) in the U.S. The Bank’s Non-Cumulative First Preferred Shares Series BD, BF, BH, BI and BO are currently listed on the TSX, and the Bank’s Non-Cumulative First Preferred Shares Series AZ and BB were listed on the TSX prior to their respective redemptions.

The following table sets out the price range and trading volumes of the common shares on the TSX and the NYSE for the periods indicated. Prices are based on the reported amounts from Stockwatch.

	Common Shares (TSX)			Common Shares (NYSE)
Month	High ($)	Low ($)	Volume (Millions)	High (US$)	Low (US$)	Volume
November 2023	122.99	109.89	86.76	90.54	79.14	22,302,968
December 2023	134.69	121.45	77.45	102.07	89.85	20,768,993
January 2024	135.63	130.81	154.84	101.79	96.69	30,466,090
February 2024	133.94	127.60	104.32	99.06	93.97	21,912,260
March 2024	137.21	131.28	55.55	101.50	96.65	21,494,435
April 2024	140.77	131.57	127.89	103.88	95.84	27,222,608
May 2024	149.22	132.88	99.84	109.47	96.52	20,697,504
June 2024	149.24	140.53	65.36	109.51	102.44	13,866,138
July 2024	155.22	145.32	148.65	112.67	105.93	26,544,418
August 2024	163.06	145.58	80.51	121.12	102.89	23,258,612
September 2024	169.22	162.44	56.40	125.11	119.15	13,223,634
October 2024	175.04	163.81	147.39	126.96	120.40	29,932,726

The following tables provide the price range and trading volumes of the first preferred shares on the TSX for the periods indicated. Prices are based on the reported amounts from Stockwatch.

	Series AZ4			Series BB5			Series BD
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
November 2023	19.94	18.00	379,660	19.55	17.52	230,372	19.45	17.15	301,552
December 2023	19.90	18.76	398,562	19.45	17.82	266,053	19.48	18.50	393,224
January 2024	21.09	19.25	600,703	20.49	18.23	303,340	20.55	19.02	226,982
February 2024	21.50	20.36	700,035	20.63	19.70	382,079	20.89	19.64	502,609
March 2024	22.64	21.50	793,614	22.50	20.79	759,176	22.68	20.85	483,861
April 2024	25.14	22.51	6,385,254	24.50	22.31	1,619,961	23.97	22.11	1,183,856
May 2024	25.00	24.91	7,146,298	24.74	24.10	1,209,066	24.05	23.01	1,330,794
June 2024	--	--	--	25.10	24.25	5,721,982	24.22	22.79	443,295
July 2024	--	--	--	25.14	24.89	560,568	24.36	23.75	1,117,595
August 2024	--	--	--	24.99	24.92	3,305,636	24.30	23.79	255,331
September 2024	--	--	--	--	--	--	24.29	23.91	265,607
October 2024	--	--	--	--	--	--	24.74	23.83	446,634

4 On May 24, 2024, we redeemed all of our issued and outstanding Non-Cumulative First Preferred Shares Series AZ (Series AZ).

5 On August 24, 2024, we redeemed all of our issued and outstanding Non-Cumulative First Preferred Shares Series BB (Series BB).

	Series BF			Series BH			Series BI
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
November 2023	18.63	16.42	163,118	21.75	19.70	48,642	21.99	19.60	48,560
December 2023	19.01	17.80	226,277	22.16	21.13	70,844	21.99	20.61	226,960
January 2024	19.94	18.17	195,588	22.98	21.58	44,308	23.17	21.75	46,494
February 2024	20.21	18.93	454,628	22.40	21.83	41,106	22.43	21.74	41,963
March 2024	22.55	20.13	199,032	22.90	22.06	30,649	23.86	22.14	29,779
April 2024	23.30	22.01	829,530	22.92	21.91	44,630	22.90	22.00	54,505
May 2024	23.50	22.60	294,807	23.45	22.70	32,317	23.48	22.74	30,718
June 2024	23.48	21.85	405,897	24.01	22.25	407,517	24.10	22.14	48,232
July 2024	24.07	23.26	508,334	24.82	23.75	886,210	24.60	23.80	86,585
August 2024	23.99	23.43	181,642	24.40	23.75	72,303	24.45	23.38	47,609
September 2024	23.85	23.53	108,850	24.38	24.00	45,541	24.56	24.00	42,802
October 2024	24.26	23.45	250,328	24.74	23.88	84,890	24.65	23.79	63,319

	Series BO
Month	High ($)	Low ($)	Volume
November 2023	22.64	20.45	238,043
December 2023	23.30	21.90	206,195
January 2024	22.96	22.00	258,086
February 2024	22.81	22.31	412,217
March 2024	23.50	22.57	179,607
April 2024	23.85	23.22	199,977
May 2024	25.20	23.66	600,584
June 2024	25.00	23.37	207,139
July 2024	25.25	24.73	298,891
August 2024	25.45	24.93	295,449
September 2024	25.50	25.21	298,993
October 2024	25.72	25.21	246,422

The following table provides the price range and trading volumes of the Depositary Shares on the NYSE for the period indicated. Prices are based on the reported amounts from Stockwatch.

	Series C-2[6]
Month	High (US$)	Low (US$)	Volume
November 2023	25.10	25.01	536

DIVIDENDS

The Bank has had an uninterrupted history of paying dividends on its common shares and on each of its outstanding series of first preferred shares. Information about the Bank’s dividends paid or payable per share on the common shares and each outstanding series of first preferred shares in each of the two most recently completed years appears under the heading “Selected capital management activity” in the “Capital management” section beginning on page 121 of our 2024 Management’s Discussion and Analysis, which section is incorporated by reference herein. Information about restrictions on the payment of dividends appears under the heading “Restrictions on the payment of dividends” in Note 19 “Equity” beginning on page 226 of our 2024 Annual Consolidated Financial Statements, which note is incorporated by reference herein.

The declaration amount and payment of future dividends will be subject to the discretion of the Bank’s board of directors, and will be dependent upon the Bank’s results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends and other factors deemed relevant by the board of directors.

Information about our dividends and our dividend payout ratio (common share dividends as a percentage of net income less preferred share dividends) is provided under the heading “Selected capital management activity” in the “Capital management” section beginning on page 121 of our 2024 Management’s Discussion and Analysis and in Note 19 “Equity” beginning on page 226 of our 2024 Annual Consolidated Financial Statements, which section and note are incorporated by reference herein.

SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

In connection with each issuance of LRCNs, the Bank also concurrently issues first preferred shares. These LRCN Preferred Shares are held in the Limited Recourse Trust. Pursuant to the Amended and Restated Declaration of Trust for the Limited Recourse Trust and the share provisions for the LRCN Preferred Shares, the Trustee of the Limited Recourse Trust will only deliver the LRCN Preferred Shares to holders of LRCNs under certain prescribed circumstances further described herein under Description of Capital Structure – Preferred Shares” and “Description of Capital Structure – Limited Recourse Capital Notes”.

6 On November 7, 2023, we redeemed all of our issued and outstanding First Preferred Shares Series C-2 (Series C-2). The Bank’s Depositary Shares representing interests in the Series C-2 were listed on the NYSE prior to the redemption.

Securities Subject to Contractual Restriction on Transfer as at December 3, 2024

Designation of Class	Number of Securities that are Subject to a Contractual Restriction on Transfer	Percentage of Class
First Preferred Shares	1,750,000 Non-Cumulative First Preferred Shares Series BQ 1,250,000 Non-Cumulative First Preferred Shares Series BR 1,000,000 Non-Cumulative First Preferred Shares Series BS 1,000,000 Non-Cumulative First Preferred Shares Series BV 1,000,000 Non-Cumulative First Preferred Shares Series BX	8.56%

DIRECTORS AND EXECUTIVE OFFICERS

Directors

The following are the Bank’s directors as at December 3, 2024:

Name and Year Elected	Province/State and Country of Residence	Occupation
Mirko Bibic (2022)	Ontario, CAN	President and Chief Executive Officer, BCE Inc. and Bell Canada
Andrew A. Chisholm (2016)	Ontario, CAN	Corporate Director
Jacynthe Côté (2014)	Quebec, CAN	Chair of the Board, Royal Bank of Canada
Toos N. Daruvala (2015)	New York, U.S.	Corporate Director
Cynthia Devine (2020)	Ontario, CAN	Corporate Director
Roberta L. Jamieson (2021)	Ontario, CAN	Corporate Director
David I. McKay (2014)	Ontario, CAN	President and Chief Executive Officer, Royal Bank of Canada
Amanda Norton (2024)	North Carolina, U.S.	Corporate Director
Barry Perry (2023)	Newfoundland and Labrador, CAN	Corporate Director
Maryann Turcke (2020)	Ontario, CAN	Corporate Director

Name and Year Elected	Province/State and Country of Residence	Occupation
Thierry Vandal (2015)	New York, U.S.	President, Axium Infrastructure US Inc.
Frank Vettese (2019)	Ontario, CAN	Co-Founder, SummitNorth Advisory Corp.
Jeffery Yabuki (2017)	Nevada, U.S.	Chairman & Chief Executive Officer, InvestCloud Inc. Chairman, Sportradar AG and Chairman, Motive Partners GP, LLC

Directors are elected annually and hold office until the next annual meeting of shareholders. Since November 1, 2019, the directors have held the principal occupations described above, except for the following:

Mr. Mirko Bibic served in a variety of leadership positions since joining BCE Inc. in 2004, including Chief Operating Officer from 2018 through 2020.

Mr. Toos N. Daruvala was Co-Chief Executive Officer, MIO Partners, Inc. from November 2016 through March 2021.

Ms. Cynthia Devine retired from her position as President and Chief Executive Officer of Maple Leaf Sports & Entertainment (MLSE) in April 2024 and was advisor to the board of MLSE until June 2024. She was Chief Financial Officer of MLSE from 2017 through 2022.

Ms. Roberta L. Jamieson was President and Chief Executive Officer of Indspire (a Canadian Indigenous charity that invests in the education of First Nations, Inuit and Métis people) from November 2004 through December 2020.

Ms. Amanda Norton was Chief Risk Officer at Wells Fargo from 2018 to 2022.

Mr. Barry Perry was President and Chief Executive Officer of Fortis Inc. from 2015 through 2020.

Ms. Maryann Turcke was Senior Advisor, Brookfield Infrastructure Partners L.P. from September 2020 through September 2022, Senior Advisor, National Football League from September 2020 through 2021 and Chief Operating Officer, National Football League from April 2017 through September 2020.

Mr. Jeffery Yabuki was Executive Chairman, Fiserv, Inc. from June through December 2020 and Chief Executive Officer, Fiserv, Inc. from 2005 through June 2020. He became Chairman and Chief Executive Officer of InvestCloud, Inc. in January 2024.

Committees of the Board

Audit Committee: F. Vettese (Chair), T.N. Daruvala, C. Devine, B. Perry and M. Turcke.

Risk Committee: A.A. Chisholm (Chair), M. Bibic, R.L. Jamieson, A. Norton, T. Vandal and J. Yabuki.

Governance Committee: M. Turcke (Chair), M. Bibic, A.A. Chisholm, C. Devine and R.L. Jamieson.

Human Resources Committee: T. Vandal (Chair), T.N. Daruvala, A. Norton, B. Perry, F. Vettese and J. Yabuki.

Executive Officers

The following are the Bank’s executive officers as at December 3, 2024:

Name	Province/State and Country of Residence	Title

Sean Amato-Gauci	Ontario, CAN	Group Head, RBC Commercial Banking

Kelly Bradley	Ontario, CAN	Chief Human Resources Officer

Maria Douvas	New York, U.S.	Chief Legal and Administrative Officer

Katherine Gibson	Ontario, CAN	Chief Financial Officer

Douglas Guzman	Ontario, CAN	Deputy Chair, RBC

Graeme Hepworth	Ontario, CAN	Chief Risk Officer

David I. McKay	Ontario, CAN	President & Chief Executive Officer

Neil McLaughlin	Ontario, CAN	Group Head, RBC Wealth Management

Derek Neldner	Ontario, CAN	CEO and Group Head, RBC Capital Markets

Erica Nielsen	Ontario, CAN	Group Head, RBC Personal Banking

Jennifer Publicover	Ontario, CAN	Group Head, RBC Insurance

Bruce Ross	Ontario, CAN	Group Head, Technology and Operations

Since November 1, 2019, the executive officers have held the positions described below:

Mr. Sean Amato-Gauci was appointed to Group Executive in his role as Group Head, RBC Commercial Banking effective September 1, 2024. Prior to his current role, Mr. Amato-Gauci was Executive Vice President & Head, Business Financial Services since November 2022 and Executive Vice President of Cards, Payments & Banking since August 2017.

Ms. Kelly Bradley was appointed to Group Executive in her role as Chief Human Resources Officer effective June 1, 2022. Prior to her current role, Ms. Bradley was Senior Vice President, Talent Strategy and Solutions since June 2020 and Senior Vice President Leadership Development and Reimagine HR since July 2017.

Ms. Maria Douvas was appointed Chief Legal and Administrative Officer effective March 20, 2024. Prior to her current role, Ms. Douvas was appointed to Group Executive in her role as Chief Legal Officer effective September 2021. She was Executive Vice President and General Counsel since February 2021 and Senior Vice President, U.S. General Counsel and Global Head of Litigation since September 2018.

Ms. Katherine Gibson was appointed to Group Executive in her role as Chief Financial Officer effective September 1, 2024. Prior to her current role, Ms. Gibson was Interim Chief Financial Officer since April 2024 and Senior Vice President, Enterprise Finance & Controller since September 2016.

Mr. Douglas Guzman was appointed Deputy Chair, RBC effective September 1, 2024. Prior to his current role, Mr. Guzman was appointed to Group Executive in his role as Group Head, Wealth Management & Insurance effective November 1, 2015 and assumed leadership of Investor & Treasury Services effective November 1, 2019 (effective November 1, 2022, RBC eliminated the Investor & Treasury Services segment by moving Treasury Services to Capital Markets and Investor Services to Wealth Management, which Mr. Guzman continued to lead).

Mr. Graeme Hepworth was appointed to Group Executive in his role as Chief Risk Officer effective April 9, 2018.

Mr. David I. McKay was appointed President effective in February 2014 and Chief Executive Officer effective in August 2014.

Mr. Neil McLaughlin was appointed Group Head, RBC Wealth Management effective September 1, 2024. Prior to his current role, Mr. McLaughlin was appointed to Group Executive in his role as Group Head, Personal & Commercial Banking effective May 2017 (also assuming responsibility for RBC Ventures in September 2021), and he was Executive Vice President, Business Financial Services, Personal & Commercial Banking since October 2014.

Mr. Derek Neldner was appointed to Group Executive in his role as Group Head and CEO, Capital Markets effective November 1, 2019.

Ms. Erica Nielsen was appointed to Group Executive in her role as Group Head, RBC Personal Banking effective September 1, 2024. Prior to her current role, Ms. Nielsen was Executive Vice President, Personal Financing Products since September 2023, Executive Vice President, Personal Banking and Investments since November 2022, Senior Vice President, Personal Savings and Investments since October 2021, Senior Vice President, Everyday Banking and Client Growth since January 2020 and Vice President, Banking and Payments since May 2017.

Ms. Jennifer Publicover was appointed to Group Executive in her role as Group Head, RBC Insurance effective September 1, 2024. Prior to her current role, Ms. Publicover was Executive Vice President and Chief Executive Officer, RBC Insurance since January 2023 and Senior Vice President, Wealth Management Products and Strategy since November 2019.

Mr. Bruce Ross was appointed to Group Executive in his role as Group Head, Technology and Operations effective in January 2014.

Ownership of Securities

To our knowledge, as at October 31, 2024, the directors and executive officers, as a group, beneficially own or exercise control or direction over less than one per cent (1%) of our common and preferred shares. None of our directors or executive officers holds shares of our subsidiaries except where required for qualification as a director of a subsidiary.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the best of our knowledge, no director or executive officer,

(a)

is, as at December 3, 2024 or has been, within the 10 years before, a director, chief executive officer or chief financial officer of any company (including our company), that while that person was acting in that capacity,

(i)

was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under Canadian securities legislation,[7] for a period of more than 30 consecutive days, or

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director, chief executive officer or chief financial officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under Canadian securities legislation,[7] for a period of more than 30 consecutive days, or

7 National Instrument 14-101 restricts the meaning of “securities legislation” to Canadian provincial and territorial legislation and “securities regulatory authority” to Canadian provincial and territorial securities regulatory authorities.

(b)

is, as at December 3, 2024 or has been, within the 10 years before, a director or executive officer of any company (including our company), that while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or

(c)

has, within the 10 years before December 3, 2024, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer,

Except for the following:

Ms. Turcke is a director of Diamond Sports Group, LLC, which filed for Chapter 11 protection in the U.S. Bankruptcy Court for the Southern District of Texas on March 14, 2023.

To the best of our knowledge, none of our directors or executive officers have been subject to (a) any penalties or sanctions imposed by a court relating to Canadian securities legislation8 or by a Canadian securities regulatory authority8 or has entered into a settlement agreement with a Canadian securities regulatory authority,8 or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

To the best of our knowledge, no director or executive officer has an existing or potential material conflict of interest with us or any of our subsidiaries.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

In the ordinary course of our business, we are routinely involved in or parties to various ongoing, pending and threatened legal actions and proceedings.

A description of certain legal proceedings to which we are a party appears in Note 24 “Legal and regulatory matters” beginning on page 236 of our 2024 Annual Consolidated Financial Statements, which note is incorporated by reference herein.

Since October 31, 2023, (a) there have been no penalties or sanctions imposed against us by a court relating to Canadian securities legislation8 or by a Canadian securities regulatory authority8 which are individually or in the aggregate material to the Bank, (b) there have been no other penalties or sanctions imposed by a court or regulatory body against us that would likely be considered important to a reasonable investor in making an investment decision, and (c) we have not entered into any settlement agreements with a court relating to Canadian securities legislation8 or with a Canadian securities regulatory authority8.

8 National Instrument 14-101 restricts the meaning of “securities legislation” to Canadian provincial and territorial legislation and “securities regulatory authority” to Canadian provincial and territorial securities regulatory authorities.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

To the best of our knowledge, there were no directors or executive officers or any associate or affiliate of a director or executive officer with a material interest in any transaction within the three most recently completed financial years or during the current financial year that has materially affected us or is reasonably expected to materially affect us.

TRANSFER AGENT AND REGISTRAR

For Canada, Computershare Trust Company of Canada is the transfer agent and registrar for our common shares and our preferred shares. Their principal offices are in the cities of: Montreal, QC, Toronto, ON, Calgary, AB and Vancouver, BC. In the U.S., Computershare Trust Company, N.A. is the co-transfer agent located in Canton, Massachusetts and Jersey City, New Jersey. In the U.K., Computershare Services PLC is the co-transfer agent located in Bristol, England.

EXPERTS

PricewaterhouseCoopers LLP (PwC), Chartered Professional Accountants, Licensed Public Accountants, audited our Annual Consolidated Financial Statements, which comprise the consolidated balance sheets as of October 31, 2024 and October 31, 2023 and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years then ended, including the related notes and the effectiveness of our internal control over financial reporting as of October 31, 2024. PwC has advised that they are independent with respect to the Bank within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and the rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

AUDIT COMMITTEE

Audit Committee Mandate

The mandate of the Audit Committee is attached as Appendix C to this Annual Information Form.

Composition of Audit Committee

The Audit Committee consists of Frank Vettese (Chair), Toos N. Daruvala, Cynthia Devine, Barry Perry and Maryann Turcke. The board has determined that each member of the Audit Committee is independent under our Director Independence Policy, which incorporates the independence standards under applicable Canadian and U.S. laws and regulations and none receives, directly or indirectly, any compensation from us other than ordinary course compensation for service as a member of the board of directors and its committees or of a board of directors of one or more of our subsidiaries. All members of the Audit Committee are financially literate within the meaning of National Instrument 52-110 – Audit Committees and of the Corporate Governance Standards of the NYSE. In considering the criteria for determining financial literacy, the board of directors looks at the ability of a director to read and understand a balance sheet, an income statement and a cash flow statement of a financial institution. The board has determined that each of Frank Vettese, Cynthia Devine and Barry Perry qualifies as an “audit committee financial expert” as defined by the SEC.

Relevant Education and Experience of Audit Committee Members

In addition to each member’s general business experience, the education and experience of each Audit Committee member that is relevant to the performance of their responsibilities as an Audit Committee member is as follows:

Frank Vettese, B.B.A., FCA, earned his Bachelor of Business Administration from the Schulich School of Business and is a Chartered Accountant and a fellow of the Canadian Institute of Chartered Accountants. Mr. Vettese was Managing Partner and Chief Executive of Deloitte Canada from 2012 to June 2019. Mr. Vettese has been a member of the Audit Committee since July 2019.

Toos N. Daruvala earned his MBA from the University of Michigan and his Bachelor of Technology degree in electrical engineering from the Indian Institute of Technology. Mr. Daruvala was Co-Chief Executive Officer of MIO Partners, Inc. from 2015 to 2021, and held various senior positions at McKinsey & Company from 1983 to 2015, including Senior Partner, Risk Practice and Director, Banking and Securities Practice. He concluded his 33 year career at McKinsey & Company by serving as Senior Advisor and Director Emeritus in 2016. Mr. Daruvala has been a member of the Audit Committee since April 2022.

Cynthia Devine, FCPA, FCA, HBA, earned her Honors Business Administration degree from Western University. Ms. Devine became a Fellow of the Institute of Chartered Accountants of Ontario in 2011. Ms. Devine is the interim President and Chief Executive Officer of Maple Leaf Sports & Entertainment. She was the Chief Financial Officer from 2017 to 2022. From 2003 to 2014, Ms. Devine served as Chief Financial Officer of Tim Hortons Inc., and from 2015 to 2017 served as Executive Vice President, Chief Financial Officer and Corporate Secretary of RioCan Real Estate Investment Trust. Ms. Devine serves as a director for Empire Company Limited/Sobeys Inc. Ms. Devine has been a member of the Audit Committee since July 2020.

Barry Perry earned his Bachelor of Commerce degree (Honours) from Memorial University of Newfoundland and is a Chartered Professional Accountant. Mr. Perry was President and Chief Executive Officer of Fortis Inc. from 2015 to 2020 and served as Executive Vice President of Finance and Chief Financial Officer from 2004 to 2014. Mr. Perry is a member of the boards of Capital Power Corporation and Canada Pension Plan Investment Board. Mr. Perry has been a member of the Audit Committee since August 2023.

Maryann Turcke, B.S., M.S., M.B.A, earned her Bachelor of Science in Civil Engineering degree from Queen’s University, her Master of Science in Engineering degree from the University of Toronto and her Master of Business Administration from Queen’s University. Ms. Turcke was Chief Operating Officer of the National Football League from 2018 to 2020, President, NFL Network, Digital Media, IT and Films from 2017 to 2018 and President of Bell Media from 2014 to 2017. Ms. Turcke is Senior Advisor of Brookfield Infrastructure Partners. Ms. Turcke has been a member of the Audit Committee since January 2020.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval by the Audit Committee of audit services, audit-related services and other services within permissible categories of non-audit services. The policy prohibits us from engaging the Bank’s independent auditor for “prohibited” categories of non-audit services. A copy of our Pre-Approval Policies and Procedures can be found in Appendix D.

Independent Registered Public Accounting Firm Fees

Following a tender process, PwC was appointed our independent auditor by the Board of Directors on January 29, 2016, which appointment was approved by the Bank’s shareholders at the Annual and Special Meeting of Common Shareholders held on April 6, 2016. Fees relating to the years ended October 31, 2024 and October 31, 2023 to PwC and its affiliates, including the nature of each category of fees, are detailed below.

	Year ended October 31, 2024 ($Millions)			Year ended October 31, 2023 ($Millions)
	Bank and Subsidiaries	Mutual Funds(1)	Total	Bank and Subsidiaries	Mutual Funds(1)	Total
Audit fees	50.6	2.8	53.4	43.3	2.5	45.8
Audit-related fees	9.9	-	9.9	10.4	-	10.4
Tax fees	0.1	0.3	0.4	0.1	0.3	0.4
All other fees	0.9	0.7	1.6	0.8	0.6	1.4
Total fees	61.5	3.8	65.3	54.6	3.4	58.0

(1) The Mutual Funds category includes fees paid for professional services provided by PwC for certain mutual funds managed by subsidiaries of the Bank. In addition to other administrative costs, the subsidiaries are responsible for the auditors’ fees for professional services rendered in connection with the annual audit, statutory and regulatory filings and other services for the Mutual Funds in return for a fixed administration fee.

Audit Fees

Audit fees were paid for professional services rendered by the Bank’s independent auditor for the integrated audit of the 2024 Annual Consolidated Financial Statements of the Bank, including its audit of the effectiveness of our internal control over financial reporting, and any financial statement audits of our subsidiaries. In addition, audit fees were paid for services that generally only the Bank’s independent auditor reasonably can provide, which includes services provided in connection with statutory and regulatory filings, including those related to prospectuses and other offering documents.

Audit-Related Fees

Audit-related fees were paid for assurance and related services that are reasonably related to the performance of the audit or review of our 2024 Annual Consolidated Financial Statements and are not reported under the audit fees item above. These services consisted of:

•	employee benefit plan audits;
•	due diligence related to mergers and acquisitions;
•	consultations and audits in connection with acquisitions, including evaluating the accounting treatment for proposed transactions;
•	attest services not required by statute or regulation;
•	reporting on the effectiveness of internal controls as required by contract or for business reasons;
•	the audits of various trusts and limited partnerships; and
•	consultations regarding financial and reporting standards.

Tax Fees

Tax fees were paid for tax compliance services including preparation of tax returns for certain mutual funds managed by subsidiaries of the Bank and a subscription for services to provide specific tax data and information to complete routine tax schedules and calculations for clients.

All Other Fees

These services consist of translation of financial statements and related continuous disclosure and other public documents containing financial information for us and certain of our subsidiaries, regulatory compliance services, as well as accounting and other research software subscriptions and publications.

ADDITIONAL INFORMATION

Additional information, including directors’ and officers’ remuneration and indebtedness, principal holders of our securities and securities authorized for issuance under equity compensation plans, where applicable, is contained in the Bank’s Management Proxy Circular for the most recent annual meeting of shareholders. Additional financial information is provided in our 2024 Annual Consolidated Financial Statements and 2024 Management’s Discussion and Analysis, which are included in our 2024 Annual Report.

Copies of this Annual Information Form, our 2024 Annual Report and Management Proxy Circular in respect of the most recent annual meeting of shareholders may be obtained from Investor Relations at 200 Bay Street, South Tower, Toronto, Ontario, M5J 2J5.

This Annual Information Form, the 2024 Annual Consolidated Financial Statements and 2024 Management’s Discussion and Analysis, as well as additional information about us may be found on our website at rbc.com, on SEDAR+, the Canadian Securities Administrators’ website, at sedarplus.com, and on the EDGAR section of the SEC’s website at sec.gov.

Information contained in or otherwise accessible through the websites mentioned in this Annual Information Form does not form a part of this Annual Information Form. All references in this Annual Information Form to websites are inactive textual references and are for your information only.

TRADEMARKS

® /™ Trademarks of Royal Bank of Canada. ǂ All other trademarks are the property of their respective owner(s).

APPENDIX A – PRINCIPAL SUBSIDIARIES

(Millions of Canadian dollars)		As at October 31, 2024

Principal subsidiaries (1)	Principal office address (2)	Carrying value of voting shares owned by the Bank (3)

Royal Bank Holding Inc.	Toronto, Ontario, Canada	$93,533
RBC Direct Investing Inc.	Toronto, Ontario, Canada
RBC Insurance Holdings Inc.	Mississauga, Ontario, Canada
RBC Life Insurance Company	Mississauga, Ontario, Canada
Investment Holdings (Cayman) Limited	George Town, Grand Cayman, Cayman Islands
RBC (Cayman) Funding Ltd.	George Town, Grand Cayman, Cayman Islands
Capital Funding Alberta Limited	Calgary, Alberta, Canada
RBC Global Asset Management Inc.	Toronto, Ontario, Canada
RBC Investor Services Trust	Toronto, Ontario, Canada
RBC (Barbados) Trading Bank Corporation	St. James, Barbados

RBC US Group Holdings LLC (2)	Toronto, Ontario, Canada	34,826
RBC USA Holdco Corporation	New York, New York, U.S.
RBC Capital Markets, LLC	New York, New York, U.S.
City National Bank	Los Angeles, California, U.S.

RBC Dominion Securities Limited	Toronto, Ontario, Canada	17,243
RBC Dominion Securities Inc.	Toronto, Ontario, Canada

Royal Bank Mortgage Corporation	Toronto, Ontario, Canada	6,932

RBC Europe Limited	London, England	3,170

The Royal Trust Company	Montreal, Quebec, Canada	1,587

Royal Trust Corporation of Canada	Toronto, Ontario, Canada	681

(1) The Bank directly or indirectly controls each subsidiary.

(2) Each subsidiary is incorporated or organized under the laws of the state, province or country in which the principal office is situated, except for RBC US Group Holdings LLC and RBC USA Holdco Corporation which are incorporated under the laws of the State of Delaware, U.S., RBC Capital Markets, LLC, which is organized under the laws of the State of Minnesota, U.S., and City National Bank which is a national bank, chartered under the laws of the United States of America.

(3) The carrying value of voting shares is stated as the Bank’s equity in such investments.

APPENDIX B – EXPLANATION OF RATINGS AND OUTLOOK

Institution	Rating	Outlook
Moody’s Investors Service, Inc.

●   Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

●   Obligations rated ‘A’ are judged to be upper medium-grade and are subject to low credit risk.

●   Obligations rated ‘Baa’ are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

●   Moody’s Investors Service, Inc. appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

●   Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.

●   Ratings of ‘P-1’ reflect a superior ability to repay short-term obligations.

A Moody’s Investors Service, Inc. rating outlook is an opinion regarding the likely rating direction over the medium term.
S&P Global Ratings

●   An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

●   An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

●   An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

●   Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

●   A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong. A short term obligation rated ‘A-1+’ has extremely strong capacity to meet its financial commitments.

An S&P Global Ratings outlook assesses the potential direction of a long-term credit rating over the intermediate term, which is generally up to two years for investment grade and generally up to one year for speculative grade.

Institution	Rating	Outlook
Fitch Ratings

●   ‘AA’ (Very High Credit Quality) ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

●   ‘A’ (High Credit Quality) ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

●   ‘BBB’ (Good Credit Quality) ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

●   The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories.

●   ‘F1’ (Highest Short-Term Credit Quality) ratings indicate the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

Outlooks indicate the direction a rating is likely to move over a one- to two-year period. They reflect financial or other trends that have not yet reached or been sustained the level that would cause a rating action, but which may do so if such trends continue.

Morningstar DBRS

●   An obligation rated ‘AA’ is of superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from AAA only to a small degree. Unlikely to be significantly vulnerable to future events.

●   An obligation rated ‘A’ is of good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than AA. May be vulnerable to future events, but qualifying negative factors are considered manageable.

●   All rating categories from AA to CCC contain the subcategories (high) and (low). The absence of either a (high) or (low) designation indicates the credit rating is in the middle of the category.

●   R-1 ratings indicate the highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events. The R-1 and R-2 rating categories are further denoted by the subcategories “(high)”, “(middle)”, and “(low)”.

●   Preferred shares rated Pfd-1 are generally of superior credit quality and are supported by entities with strong earnings and balance sheet characteristics. Pfd-1 ratings generally correspond with issuers with a AAA or AA category reference point.

●   Preferred shares rated Pfd-2 are generally of good credit quality. Protection of dividends and principal is still substantial, but earnings, the balance sheet and coverage ratios are not as strong as Pfd-1 rated companies. Generally, Pfd-2 ratings correspond with issuers with an A category or higher reference point.

●   Each rating category of the preferred shares may be denoted by the subcategories “high” and “low”. The absence of either a “high” or “low” designation indicates the rating is in the middle of the category.

Rating Trends provide guidance in respect of Morningstar DBRS’ opinion regarding the outlook for a rating. Rating Trends have three categories: “Positive”, “Stable” or “Negative”. The Rating Trend indicates the direction in which Morningstar DBRS considers the credit rating may move if present circumstances continue, or in certain cases as it relates to the Corporate Finance sector, unless challenges are addressed by the issuer.

WHAT THE RATINGS ADDRESS:

Short-term and Long-term Senior Debt

Short-term and long-term senior debt credit ratings are the current opinion of the rating agency on creditworthiness of an obligor with respect to fixed-income obligations whose original maturity is of a short and medium to long-term nature, respectively. They address the possibility that a financial obligation will not be honoured as promised and reflect both the likelihood of default and any financial loss suffered in the event of default.

Subordinated Debt

Subordinated debt credit ratings are the current opinion of the rating agency on creditworthiness of an obligor with respect to a specific financial obligation and a specific class of financial obligation for a specific financial program. Ratings take into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated.

Preferred Shares

Preferred shares ratings address the issuer’s capacity and willingness to pay dividends and principal, in case of limited life, on a timely basis. They address the likelihood of timely payment of dividends, notwithstanding the legal ability to pass on or defer a dividend payment.

Rating Outlook

Rating Outlook assesses the potential direction of a credit rating over the intermediate to longer term. In determining a Rating Outlook consideration is given to any changes in the economic and fundamental business conditions. An Outlook is not necessarily a precursor of a rating change.

APPENDIX C – AUDIT COMMITTEE MANDATE

ROYAL BANK OF CANADA

(the Bank)

April 10, 2024

AUDIT COMMITTEE MANDATE

A.	PURPOSE AND DUTIES OF THE COMMITTEE

1.	General Purpose

The Committee is responsible for assisting the Bank’s board of directors (the Board) in its oversight of (i) the integrity of the Bank’s financial statements; (ii) the qualifications, performance and independence of the external auditors; (iii) the performance of the Bank’s internal audit function; (iv) internal controls; and (v) compliance with legal and regulatory requirements.

2.	Financial Statements and other Documents

The Committee will regularly review and discuss the following:

a)

prior to review and approval by the Board, the Bank’s annual statement which includes its annual consolidated financial statements, its quarterly financial statements, and related management’s discussion and analysis;

b)

earnings releases on interim and annual results, the annual information form, the annual report and other financial information, earnings guidance and presentations provided to analysts, rating agencies and the public;

c)	such other periodic disclosure documents as requested by regulators or that may be required by law;

d)	investments and transactions brought to the Committee’s attention that could adversely affect the Bank’s well-being;

e)	prospectuses relating to the issuance of securities of the Bank;

f)	representations provided by management to the auditors, where appropriate;

g)	reports on any litigation matters which could significantly affect the Bank;

h)	tax matters that are material to the financial statements; and

i)

other reports as required to be communicated by the auditors by the Canadian Public Accountability Board, the Office of the Superintendent of Financial Institutions, and the U.S. Public Company Accounting Oversight Board.

Moreover, the Committee will ensure that adequate procedures are in place for the review of the Bank’s public disclosure of financial information derived from the Bank’s financial statements, and will periodically assess the adequacy of these procedures.

3.	External Auditor

Subject to the shareholders’ powers conferred by the Bank Act, the Committee will recommend the appointment (or revocation thereof) of any registered public accounting firm (including the external auditor) engaged to prepare or issue an audit report or to perform other audit, review or attest services. The Committee will fix the remuneration and oversee the work of these accounting firms, including the resolution of disagreements with management regarding financial reporting. Such accounting firms will report directly to the Committee.

Moreover, as part of its oversight of the external auditor the Committee will:

a)

meet with the external auditor to review and discuss the annual audit plan, the results of the audit, the auditor’s report with respect to the annual statement, and all other reports, returns and transactions as required by applicable laws;

b)

approve all audit engagement fees and terms, as well as the terms of any permitted non-audit services to be provided by the external auditor to the Bank, with such approvals to be given specifically or pursuant to preapproval policies and procedures adopted by the Committee in accordance with applicable laws;

c)	review any concerns that may be brought forward by the external auditor, including any difficulties they may encounter in conducting their audit, as well as management’s response to such concerns;

d)	review material correspondence between the external auditor and management relating to audit findings;

e)

taking into account the opinions of management and the Bank’s internal auditor, annually assess the external auditor’s qualifications and performance, including relevant experience, geographical reach, professional scepticism, quality of services and communications, and independence and objectivity;

f)	review formal written statements delineating all relationships between the external auditor and the Bank that may impact its independence and objectivity;

g)	annually assess the risk of the external auditor withdrawing from the audit;

h)	discuss with the external auditor and with management the annual audited financial statements and quarterly financial statements, as well as related management’s discussion and analysis;

i)	review hiring policies concerning partners, employees and former partners and employees of the present and former external auditors;

j)

review and evaluate the qualifications, performance and independence of the external auditor’s lead partner and discuss the timing and process for implementing the rotation of the lead audit partner, the concurring audit partners and any other active audit engagement team partner;

k)

on a periodic basis, perform a comprehensive review of the performance of the External Auditor over multiple years to assess the audit firm, its independence and application of professional skepticism; and

l)

at least annually, obtain and review a report by the external auditor describing: (i) the external auditor’s internal quality- control procedures; (ii) the external auditor’s internal procedures to ensure independence; and (iii) any material issues raised by the most recent internal quality-control review or peer review of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditor, and any steps taken to deal with any such issues.

4.	Oversight of Independent Control Functions

The Committee will oversee the finance and internal audit functions, having regard to their independence from the businesses whose activities they review. The Committee will review and approve the appointment or removal of each of the Chief Financial Officer (the CFO) and the Chief Audit Executive (the CAE), as well as their respective mandates and the mandates or charters of their respective functions. The Committee will approve each of the functions’ organizational structures, budgets and resources. Every year the Committee will assess the performance of each of the CFO and CAE and the effectiveness of their respective functions. It will also periodically review independent assessments of each of these functions. Moreover, it will annually review and approve the internal audit function’s overall risk methodology.

5.	Internal Control

The Committee will assist in the oversight of internal control by engaging in the following activities:

a)	requiring management to implement and maintain appropriate systems of internal control, including internal controls over financial reporting and for the prevention and detection of fraud and error;

b)	evaluating and approving systems of internal control and meeting regularly with the CAE and with management to assess the adequacy and effectiveness of these systems;

c)	receiving reasonable assurances on a regular basis from management that the organization is in control;

d)

reviewing reports from the Chief Executive Officer (the CEO) and the CFO regarding any significant deficiency or material weakness in the design or operation of internal controls over financial reporting and the detection of fraud involving management or other employees who have a significant role in the Bank’s internal control over financial reporting;

e)	reviewing and approving the Bank’s disclosure policy and reviewing reports on the effectiveness of the Bank’s disclosure controls and procedures;

f)

reviewing the process relating to the CEO and CFO’s certifications on the design and effectiveness of the Bank’s disclosure controls and procedures and internal control over financial reporting, and the integrity of the Bank’s quarterly and annual financial statements.

6.	Internal Auditor

The Committee will regularly meet with the CAE to review and approve the annual internal audit plan and review internal audit activities. The Committee will review and discuss with the CAE issues reported to management by the internal audit function and management’s responses and/or corrective actions. The Committee will also evaluate the status of identified control weaknesses, as well as the adequacy and degree of compliance with the Bank’s systems of internal control. Other issues that the Committee may review with the CAE include audit scope, information access, resource limitations or any other difficulties encountered by the internal audit function.

7.	Capital Management

The Committee will review capital transactions and may designate and authorize the issue of (i) First Preferred Shares and (ii) securities qualifying as additional Tier 1 capital under capital adequacy guidelines issued by the Superintendent of Financial Institutions. The Committee may also review and approve securities disclosure documents in connection with issues of the Bank’s subordinated indebtedness as provided in the relevant resolution of the Board.

The Committee will review the adequacy and effectiveness of internal controls related to capital management. It will also discuss with the external auditors any matters arising from the audit that may have an impact on regulatory or capital disclosures included in the Bank’s annual statement.

8.	Committee Reports

The Committee is responsible for preparing any report from the Committee that may be included in the Bank’s annual proxy statement.

9.	Other

a)

The Committee will discuss major issues regarding accounting principles and financial statement presentations, including significant changes in the Bank’s selection or application of accounting principles and analyses prepared by management or the external auditors regarding financial reporting issues and judgments made in connection with the preparation of the financial statements;

b)

The Committee will establish procedures for managing complaints received by the Bank regarding accounting, internal accounting controls or auditing matters, as well as procedures for the confidential and anonymous submission by employees of concerns regarding accounting, internal accounting controls or auditing matters. The Committee will receive reports from the Vice-President, Client Complaints Appeal Office at each Committee meeting and will meet with the Vice-President, Client Complaints Appeal Office annually in relation to these procedures;

c)	The Committee will review and discuss any reports concerning material violations submitted to it by the Bank’s legal counsel pursuant to applicable law and policy;

d)	The Committee will discuss the major financial risk exposures of the Bank and the steps management has taken to monitor and control such exposures;

e)	Subject to the laws applicable to the subsidiary, the Committee may perform for and on behalf of a subsidiary the functions of an audit committee of the subsidiary.

B.	COMMITTEE COMPOSITION AND PROCEDURES

1.	Composition of Committee

The Committee will be composed of five or more directors. No Committee member may be an officer or employee of the Bank or of an affiliate of the Bank. Each Committee member will be (i) unaffiliated, as determined in accordance with the regulations made under the Bank Act, and (ii) independent, as determined by director independence standards adopted by the Board. Committee membership will reflect a balance of experience and expertise required to fulfill the Committee’s mandate.

All Committee members will be financially literate or become financially literate within a reasonable period after appointment to the Committee. At least one member will have accounting or financial management expertise. No member may serve on the audit committees of more than two other public companies, unless the Board determines such simultaneous service would not impair the member’s ability to serve effectively on the Committee.

2.	Appointment of Committee Members

The Board will appoint or reappoint the Committee members at the annual organizational meeting of the directors. In the normal course members will serve a minimum of three years. Each member will remain a member until a successor is appointed, unless the member resigns, is removed or ceases to be a director. The Board may fill a vacancy that occurs in the Committee at any time.

3.	Committee Chair and Secretary

The Board will appoint or reappoint a Committee Chair from among the members of the Committee. If the Board fails to do so, the Committee members will make the appointment or re-appointment. In the normal course the Committee Chair will serve a minimum of three years. The Committee Chair will not be a former employee of the Bank or of an affiliate. The Secretary of the Committee need not be a director.

4.	Time and Place of Meetings

Meetings may be called by any Committee member, the external auditors, the CFO, the Board Chair, the CEO or the Chief Audit Executive. The Committee members will determine the time and place of and the procedure at meetings, provided that the Committee meets at least quarterly. The Committee members may participate in meetings in person or by telephone, electronic or other communications facilities. The Committee may request any officer or employee of the Bank or the Bank’s outside counsel or external auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

5.	Quorum

A quorum for meetings will be three members.

6.	Notice of Meetings

Notice of the time and place of each meeting will be generally given in writing or by telephone, or by electronic or other communications facilities, to each Committee member and to the external auditors at least 24 hours prior to the time fixed for such meeting; however,

a)

a member may in any manner waive notice of a meeting and attendance of a member at a meeting is a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called;

b)

a resolution in writing signed by all the members entitled to vote on that resolution at a Committee meeting, other than a resolution of the Committee carrying out its duties under subsection 194(3) of the Bank Act, will be as valid as if it had been passed at a meeting of the Committee; and

c)	capital transactions may be reviewed and/or authorized at a meeting of which at least one hour prior notice is given.

7.	Delegation

The Committee may designate a sub-committee to review any matter within the Committee’s mandate.

8.	Reporting to the Board

The Committee will report to the Board following each meeting with respect to its activities and recommendations. It will also report to the Board on the annual statement and returns that must be approved by the directors under the Bank Act.

9.	Access to Management and External Advisors

In fulfilling its responsibilities, the Committee will have unrestricted access to management and employees of the Bank. The Committee will select, retain, oversee, terminate and approve the fees of any external advisor that the Committee deems necessary, including any legal or accounting advisor, to assist it in fulfilling its responsibilities. The Bank will provide appropriate funding, as determined by the Committee, for any such engagement.

The Committee may also investigate any matter with full access to all books, records, facilities, management and employees of the Bank.

10.	Private Meetings

At least quarterly the Committee will meet with no members of management present and have separate private meetings with the external auditors, and each of the CAE, the CFO and the Chief Legal & Administrative Officer, to discuss any matters that the Committee or these parties believe should be discussed.

11.	Minutes

Minutes of meetings of the Committee will be maintained by the Secretary and subsequently presented to the Committee and to the Board, if required by the Board.

12.	Evaluation of Effectiveness and Review of Mandate

The Committee will annually review and assess the adequacy of its mandate and evaluate its effectiveness in fulfilling its mandate.

APPENDIX D – PRE-APPROVAL POLICIES AND PROCEDURES

Policies and Procedures

for the Monitoring, and Pre-Approval of Services

to be Performed by Public Accounting Firms

and the Review of the External Auditors

(effective April 10, 2024)

Mandate

1.	The mandate of the Audit Committee established by the Board of Directors (“Board”) confers on the Audit Committee the authority and responsibility (among other things) to:

•

Pre-approve all audit and any legally permissible non-audit services to be provided by the external auditors and all audit, review and attest services provided by any other public accounting firm, with such approval to be given either specifically or pursuant to pre-approval policies and procedures adopted by the Audit Committee; and

•

To complete an annual and five year comprehensive reviews of the external auditor’s performance and to recommend to the Board the selection and termination of the external auditor subject to shareholder approval.

Purpose

2.	These Policies and Procedures are intended to:

a)	specify the methods by which the Audit Committee may pre-approve the provision of audit, review and attest services by any public accounting firm to the Bank and its subsidiaries;

b)

specify the methods by which the Audit Committee may pre-approve the provision of non-audit services to the Bank and its subsidiaries by the Bank’s external auditors and their affiliates (the “auditors”) that do not impair the independence of the auditors under applicable laws and professional standards, including the rules of the Chartered Professional Accountants Canada, the Public Company Accounting Oversight Board (“PCAOB”), the Canadian Securities Administrators and the U.S. Securities and Exchange Commission;

c)

set forth procedures designed to ensure that any services to be provided by the auditors and that any audit, review or attestation services to be performed by any other public accounting firm have been properly authorized and pre-approved under the authority of the Audit Committee, and that the Audit Committee is promptly informed of each service;

d)	ensure that the Audit Committee’s responsibilities are not delegated to management in violation of applicable law;

e)	specify the policies relating to the annual and comprehensive evaluation of the external auditor and selection of the external auditor by the Audit Committee for recommendation to the Board.

Required Approval of Audit and Non-Audit Services

3.	The Audit Committee shall pre-approve all engagements of the auditors by:

a)	the Bank; or
b)	any subsidiary.

4.	The Audit Committee shall pre-approve all engagements of any public accounting firm to provide audit, review or attest services to:

a)	the Bank; or
b)	any subsidiary.

5.	The Audit Committee shall evidence its pre-approval by resolution of the Audit Committee or through the exercise of delegated authority in accordance with these Policies and Procedures.

6.	“Subsidiary” has the meaning set forth in Rule 210.1-02(x) of the U.S. Securities and Exchange Commission’s Regulation S-X.

7.	For the purpose of these Policies and Procedures and any pre-approval:

a)

“Audit services” include services that are a necessary part of the audit process and any activity that is a necessary procedure used by the accountant in reaching opinions on the financial statements and on internal control over financial reporting as is required under applicable auditing standards (“AAS”), including technical reviews to reach an audit judgment on complex accounting issues;

b)	The term “audit services” is broader than those services strictly required to perform an audit pursuant to AAS and include such services as:
i)	the issuance of comfort letters and consents in connection with offerings of securities;

ii)	the performance of domestic and foreign statutory audits;

iii)	attest services required by statute or regulation; and

iv)

assistance with and review of documents filed with the Office of the Superintendent of Financial Institutions, Canadian Securities Administrators, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve Board and other regulators having jurisdiction over the activities of the Bank and its subsidiaries, and responding to comments from such regulators;

c)

“Audit-related” services are assurance and related services traditionally performed by the Bank’s independent auditor and that are reasonably related to the performance of the audit or review of financial statements and not categorized under “audit fees” for disclosure purposes.

“Audit-related services” include:

i)	employee benefit plan audits;
ii)	due diligence related to mergers and acquisitions,
iii)	consultations and audits in connection with acquisitions, including evaluating the accounting treatment for proposed transactions;
iv)	reporting on the effectiveness of internal controls as required by contract or for business reasons;
v)	the audits of various trusts and limited partnerships;
vi)	attest services not required by statute or regulation; and
vii)	consultations regarding financial accounting and reporting standards.

Non-financial operational audits are not “audit-related” services.

d)

“Review services” are services applied to unaudited financial statements and consist of the inquiry and analytical procedures that provide the accountant with a reasonable basis for expressing limited assurance that there are no material modifications that should be made to financial statements for them to be in conformity with International Financial Reporting Standards or, if applicable, any other comprehensive basis of accounting.

e)

“Attest” services are engagements where the accountant issues an examination, a review, or an agreed-upon procedures report on a subject matter, or an assertion about the subject matter that is the responsibility of another party. Examples of the subject matter of an “attest” engagement include: examinations (i.e., audits) of financial forecasts and projections; reviews of pro-forma financial information; reporting on a company’s internal control over financial reporting; and examinations of compliance with contractual arrangements or laws and regulations.

f)	A “subsidiary” of a specified person is an affiliate controlled by such person directly, or indirectly through one or more intermediaries.

External Auditor Selection and Appointment

8.	The Audit Committee shall monitor, review and assess the quality of the external auditor on an annual basis. The annual assessment will include:

a)	quality and thoroughness of the audit approach and methodology;

b)	level of professional skepticism, and critical judgments applied by the audit team;

c)	independence of the external audit firm and the engagement partner;

d)	skills and knowledge of the audit team;

e)	level of understanding of our businesses and the financial services industry;

f)	sufficiency of resources and ability to complete the audit in a timely manner;

g)	partner rotation;

h)	value for money;

i)	quality of communications;

j)	risk of likelihood of withdrawal from the audit;

k)	input from senior management of RBC;

l)	input from RBC Internal Audit;

m)	a self-assessment prepared by the auditor; and

n)	audit quality metrics and other matters as determined by the Audit Committee or the Board of Directors.

9.	At least every five years the Audit Committee will conduct a comprehensive assessment of the external auditor. The assessment will include:

a)	considerations included within the annual assessment;

b)	performance since the last comprehensive review, or appointment of the external auditor;

c)	quality and continuity of the engagement team;

d)	tenure of the auditor;

e)	incidence of independence threats and effectiveness of applied safeguards;

f)	track record of the auditor applying professional skepticism; and

g)	responsiveness to changes in the Bank’s businesses (i.e. significant acquisitions or changes to systems) and calls for improvement from regulators, inspectors, Audit Committee or management.

10.	The Audit Committee will take the following into account in deciding whether to recommend the tendering of the external audit engagement of the Bank:

a)	the results of the annual and comprehensive assessments (refer to factors described in sections 8 and 9);

b)	the impact of regulatory and legislative requirements, including mandatory tendering and rotation requirements on the Bank and its subsidiaries; and

c)	other factors deemed relevant by the Audit Committee or the Board.

Delegation

11.

The Audit Committee may from time to time delegate to one or more of its members who are “independent” (within the meanings of applicable law and the rules or policies of a securities commission having jurisdiction, and the New York Stock Exchange) the power to pre-approve from time to time:

a)	audit, audit-related, review or attest services to be provided by any public accounting firm (including the auditors) that have not been otherwise approved by the Audit Committee;

b)	permissible non-audit services to be provided by the auditors that have not otherwise been approved by the Audit Committee, and

c)	changes in the scope of pre-approved engagements and the maximum estimated fees for engagements that have been pre-approved by the Audit Committee.

12.

The member(s) exercising such delegated authority must report at the next regularly scheduled meeting of the Audit Committee any services that were pre-approved under this delegated authority since the date of the last regularly scheduled meeting.

13.

The member(s) exercising delegated authority may evidence his or her approval by signing an instrument in writing that describes the engagement with reasonable specificity, or by signing an engagement letter containing such a description.

14.

In addition, member(s) exercising delegated authority may pre-approve an engagement orally, if any such oral approval is promptly confirmed in writing. Such written confirmation may be given by fax or e-mail and must describe the engagement with reasonable specificity.

15.

The Audit Committee may, each fiscal year, pre-approve additional fees for addendums to existing audit and audit-related engagements and new audit and audit-related engagements, categorized based on the nature of the underlying services, with a maximum amount (“fee cap”) assigned for each category of services (“fee buckets”). The Audit Committee delegates authority to management to approve final fees associated with such pre-approved engagements provided that such fees do not exceed the fee cap. Any engagement subject to this process will be limited to those with little or no risk of independence breaches. Management shall provide a summary of cumulative fees approved under each fee bucket at the scheduled meetings of the Audit Committee held following the end of each fiscal quarter end.

Responsibilities of External Auditors

16.	To support the independence process, the external auditors shall:

a)	confirm in engagement letters that performance of the work will not impair independence;

b)

satisfy the Audit Committee that they have in place comprehensive internal policies and processes to ensure adherence, world-wide, to independence requirements, including robust monitoring and communications;

c)	provide communication and confirmation to the Audit Committee on independence on a regular basis, and at least annually;

d)	provide for the Audit Committee’s approval a summary of proposed services for the fiscal year and a detailed breakdown of expected fees;

e)

utilize the tracking numbers assigned by management to all pre-approved services in all fee billings and correspondence, provide detailed annual fee reporting and review management’s detailed quarterly fee reporting.

f)	communicate to the Audit Committee all matters required to be communicated by the Canadian Public Accountability Board and U.S. Public Company Accounting Oversight Board.

g)	maintain certification by the Canadian Public Accountability Board and registration with the U.S. Public Company Accounting Oversight Board; and

h)	review their partner rotation plan and advise the Audit Committee on an annual basis.

Engagements

17.

The Audit Committee will not, as a general rule, pre-approve a service more than one year prior to the time at which it is anticipated that the firm of accountants will be engaged to provide the service.

18.	Engagements will not be considered to be revolving in nature and may not operate from year-to-year without re-approval.

19.

All audit, audit-related, and non-audit services to be provided by the auditor, and all audit, audit-related, review or attest services to be provided by any public accounting firm, shall be provided pursuant to an engagement letter that shall:

a)	be in writing and signed by the auditors or public accounting firm;
b)	specify the particular services to be provided;
c)	specify the period in which the services will be performed;

d)	specify the maximum total fees to be paid; and

e)

in the case of engagements of the auditors, include a confirmation by the auditors that the services are not within a category of services the provision of which would impair their independence under applicable law and Canadian and U.S. generally accepted auditing standards.

20.	Management shall, before signing and delivering an engagement letter on behalf of the Bank or a subsidiary and before authorizing the commencement of an engagement:

a)	obtain an engagement letter in accordance with these Policies and Procedures;

b)	confirm that the services are described in the engagement letter accurately and with reasonable specificity;

c)	obtain confirmation from the auditors that they have conducted an analysis that supports their conclusion that performance of the services will not impair their independence;

d)

with respect to engagements for the provision of services other than audit and audit-related services, obtain confirmation from legal counsel of the Bank that performance of the services will not impair independence; and

e)	verify that the performance of the services has specifically been approved by the Audit Committee or a member in accordance with authority delegated by the Audit Committee.

All engagement letters entered into pursuant to these Policies and Procedures shall be made available to the Audit Committee upon request.

Tax Services

21.	The Audit Committee, and any member in the exercise of delegated power, shall consider the provision of tax services by the auditors on an engagement-by-engagement basis.

22.	The Audit Committee shall not pre-approve, and any member of the Audit Committee may not exercise delegated power to engage the auditors to provide, tax services to the Bank or a subsidiary:

a)	to represent the Bank or a subsidiary before a tax or other court;

b)	if the provision of the services would be prohibited, as prescribed by paragraph 26 of these Policies and Procedures; or

c)

related to marketing, planning or opinion in favour of the tax treatment of (1) a transaction offered under conditions of confidentiality and for which a fee has been or will be paid by the Bank; or (2) a transaction that was initially recommended directly or indirectly, by the accountant and a significant purpose of which is tax avoidance, unless the proposed tax treatment is at least more likely than not to be allowable under applicable tax laws.

23.

The Audit Committee shall not pre-approve, and any member of the Audit Committee may not exercise delegated power to engage the auditors to provide, tax services to a person in a financial oversight role at the Bank, or an immediate family member of such a person, except as would be permitted by the PCAOB rules.

Other Non-Audit Services

24.

The Audit Committee, and any member in the exercise of delegated power, shall consider the provision of other non-audit services (non-audit services other than audit-related services and tax services, and including non-audit services relating to internal control and business recovery services) by the auditors on an engagement-by-engagement basis. Any approval of non-audit services relating to internal control must be preceded by a discussion with the auditors of the potential effects of the services on independence as required by the rules of the PCAOB.

Value-Added Services

25.

The Audit Committee recognizes and approves of the fact that the auditors from time to time provide, without charge or commitment, value added services to the Bank and its subsidiaries that do not involve an engagement of the auditors. Such value added services may include surveys, educational sessions, workshops, roundtable meetings with peers, benchmarking studies, and monitoring of contest draws as an independent observer. The Audit Committee receives and reviews periodic reports from management and the auditors providing representative examples of such services as part of its monitoring of the Bank’s overall relationship with the auditors.

Prohibited Services

26.

The Audit Committee shall not pre-approve, and any member may not exercise delegated power to engage the auditors to provide, any services, including tax services or business recovery services, that (i) provide for a contingency or commission fee arrangement; or (ii) involve the auditors performing any of the non-audit services set forth in paragraph (c)(4) of Rule 210.2-01 of the U.S. Securities and Exchange Commission’s Regulation S-X, which include:

a.	providing bookkeeping or other services related to the accounting records or financial statements of the Bank or any of its subsidiaries,

b.	providing financial information systems design and implementation to the Bank or any of its subsidiaries,

c.	providing appraisal or valuation services, fairness opinions, or contribution-in-kind reports to the Bank or any of its subsidiaries,

d.	providing actuarial services to the Bank or any of its subsidiaries,

e.	providing internal audit outsourcing services to the Bank or any of its subsidiaries,

f.	functioning in the role of management for the Bank or any of its subsidiaries,

g.	providing human resources services to the Bank or any of its subsidiaries,

h.	providing broker-dealer, investment adviser, or investment banking services to the Bank or any of its subsidiaries,

i.	provide legal services to the Bank or any of its subsidiaries,

j.	providing services that fall within the category of “expert” services that are prohibited by applicable law to the Bank or any of its subsidiaries,

k.	auditing their own work in relation to the Bank or any of its subsidiaries,

l.	serving in an advocacy role for the Bank or any of its subsidiaries, or

m.	providing services to the Bank or any of its subsidiaries that would otherwise compromise their independence under applicable regulatory guidance.

For the purposes of the Prohibited Services listed in Section 26, a “subsidiary” includes any entity for which the Bank uses the equity method of accounting and where it is material to the Bank. Therefore, the Audit Committee is not permitted to pre-approve the provision of the prohibited services listed above by the auditors to these entities.

Timely Reporting to the Audit Committee

27.

Management shall provide a written report to the Audit Committee of services performed and related fees, and if necessary, proposals for approval of any increase in fees or new engagements at the scheduled meetings of the Audit Committee held following the end of each fiscal quarter end, or more frequently if required.

No Delegation to Management

28.	Nothing in these Policies and Procedures shall be interpreted as a delegation to management of the Audit Committee’s responsibilities in violation of applicable law.

Effective Date

29.	These updated Policies and Procedures are effective as and from April 10, 2024.

Disclosure

30.	The Bank shall disclose these Policies and Procedures in its periodic filings, as required by applicable law.

Review

31.	The Audit Committee shall review and reassess the adequacy of these Policies and Procedures on a triennial basis.